Exhibit 10.1

Certain identified information in this document has been omitted because it is both (i) not material and (ii) is of a type that is treated as private and confidential, and has been marked with “[***]” to indicate where omissions have been made.

AMENDED AND RESTATED
INSTALLMENT FINANCING SERVICES AGREEMENT

BY AND AMONG

AFFIRM, INC.,

AMAZON.COM SERVICES LLC,
AND
AMAZON PAYMENTS, INC.

November 10, 2021

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Table of Contents

1.Definitions……………………………………………………………………...	1
1.1 Definitions………………………………………………………………...	1
1.2 Interpretation………………………………………………………………	1
1.3 Covered Amazon Affiliates………………………………………………...	2
1.4 Individual Liability………………………………………………………...	2
2.Issuance of Program Credit…………………………………………………….	2
2.1 General Program Responsibilities………………………………………….	2
2.2 Scheduled Launch Date…………………………………………………….	3
2.3 Program Features…………………………………………………………..	5
2.4 Design and Printing of Statements and Other Materials…………………	6
2.5 Underwriting……………………………………………………………….	6
2.6 Installment Credit Agreement……………………………………………..	7
3.Program Application Procedures……………………………………………….	8
3.1 General…………………………………………………………………….	8
3.2 Application Features……………………………………………………….	8
3.3Payment Instructions………………………………………………………	8
4.Customer Services……………………………………………………………..	9
4.1 Staffing…………………………………………………………………….	9
4.2 Online Services…………………………………………………………….	9
4.3 Customer Disputes…………………………………………………………	10
5.Marketing and Program Development…………………………………………	11
5.1 General……………………………………………………………………..	11
5.2 Marketing Materials………………………………………………………..	13
5.3 Affirm Promotions to Approved Customers……………………………….	14

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5.4 Phase 2 Opportunities……………………………………………………..	14
6.Administration of Program……………………………………………………..	14
6.1 Steering Committee………………………………………………………..	14
6.2 Intentionally Reserved……………………………………………………..	16
6.3 Reserved Matters…………………………………………………………..	16
6.4 Amazon Responsibilities with respect to the Program…………………….	17
6.5 Affirm Responsibilities with respect to the Program………………………	17
6.6 Subcontractors……………………………………………………………..	17
6.7 Program Personnel…………………………………………………………	18
6.8 Expenses and Risks………………………………………………………..	18
6.9 Training……………………………………………………………………	20
6.10 Eligible Products and Loan Settlement Procedures………………………	20
6.11 Cancellations and Returns………………………………………………..	24
6.12 Sale, Pledge, Assignment, Securitization of Program Credit……………..	27
6.13 Excusable Delays and Force Majeure Events…………………………….	28
6.14 Disaster Recovery………………………………………………………..	28
7.Financial Terms………………………………………………………………..	29
7.1 Amazon-Affirm Financial Arrangements………………………………….	29
7.2 Set-Off Rights……………………………………………………………..	29
7.4 Financial Obligations………………………………………………………	29
8.Restrictions on Installment Programs…………………………………………..	29
8.1 Restrictions on Amazon Programs…………………………………………	29
9.Data Usage and Security……………………………………………………….	30
9.1 Program Information……………………………………………………….	30
9.2 Use and Disclosure…………………………………………………………	31
9.3 Privacy Policy……………………………………………………………...	34

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9.4 Data Security……………………………………………………………….	34
9.5 Software Security Reviews and Audits…………………………………….	34
9.6 Injunctive Relief……………………………………………………………	36
10.General Confidentiality Obligations…………………………………………..	36
10.1 Confidentiality Obligation………………………………………………..	36
10.2 Disclosure to Personnel…………………………………………………..	36
10.3 Exceptions to Confidentiality…………………………………………….	36
10.4 Notice of Breach………………………………………………………….	37
10.5 Return of Confidential Information and Other Data……………………	37
10.6 Ownership………………………………………………………………..	37
10.7 Injunctive Relief…………………………………………………………..	37
10.8 Independent Development………………………………………………..	38
10.9 External Communications………………………………………………..	38
11.Representations and Warranties; Covenants…………………………………..	38
11.1 By Affirm…………………………………………………………………	38
11.2 By Amazon Parties………………………………………………………..	41
12.Trademarks and Other Intellectual Property Rights…………………………..	43
12.1 Use of Affirm’s Trademarks……………………………………………...	43
12.2 Use of Amazon’s Trademarks…………………………………………….	44
12.3 Additional Trademark Provisions………………………………………..	44
12.4 Other Intellectual Property Rights………………………………………..	44
13.Reports and Audits……………………………………………………………..	47
13.1 Reports……………………………………………………………………	47
13.2 Audit……………………………………………………………………..	47
13.3 Relevant Requirements Recordkeeping…………………………………..	48
14.Indemnification………………………………………………………………..	49

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14.1 Affirm of Amazon………………………………………………………..	49
14.2 Amazon of Affirm………………………………………………………..	50
14.3 Condition of Claims………………………………………………………	50
15.Limitation of Liability………………………………………………………….	51
16.Term and Termination………………………………………………………….	51
16.1 Term………………………………………………………………………	51
16.2 Wind-up and Conversion…………………………………………………	51
16.3 Amazon Termination Rights……………………………………………..	51
16.4 Affirm Termination Rights……………………………………………….	53
16.5 Adverse Change in Applicable Law………………………………………	54
16.6 Effect of Termination……………………………………………………..	55
17.Post-Termination……………………………………………………………….	56
17.1 Settlement of Pending Transactions………………………………………	56
17.2 Customer Service…………………………………………………………	56
18.Miscellaneous…………………………………………………………………...	56
18.1 Taxes………………………………………………………………………	56
18.2 Intentionally Omitted……………………………………………………..	56
18.3 Assignment; Change of Control…………………………………………..	56
18.4 Notices…………………………………………………………………….	57
18.5 Relationship of Parties; No Joint Venture………………………………	58
18.6 No Third Party Beneficiaries……………………………………………	58
18.7 No Implied Waiver………………………………………………………..	58
18.8 Remedies Cumulative……………………………………………………..	59
18.9 Severability………………………………………………………………..	59
18.10 Counterparts……………………………………………………………..	59
18.11 Governing Law and Forum………………………………………………	59

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18.12 Entire Agreement; Amendments………………………………………	59

Schedule 1.1 Definitions……………………………………………………………	1
Schedule 1.3 Form of Covered Affiliate Counterpart……………………………….	[***]
Schedule 2.1 Technical Support Standards…………………………………………	[***]
Schedule 2.3(A)(1) Program Credit Features……………………………………….	[***]
Schedule 2.3(A)(2) Amazon Pay Program Credit Features…………………………	[***]
Schedule 2.5(B) Program Performance Targets…………………………………….	[***]
Schedule 3.1 Application Process – Selected Features……………………………..	[***]
Schedule 4.1 Performance Standards……………………………………………….	[***]
Schedule 4.2 Account Access………………………………………………………	[***]
Schedule 5.3 Marketing…………………………………………………………….	[***]
Schedule 5.3(C) Permitted Third Party Related Marketing…………………………	[***]
Schedule 5.4 Phase 2 Opportunities………………………………………………..	[***]
Schedule 6.1 Initial Steering Committee Members…………………………………	[***]
Schedule 6.3 Reserved Matters……………………………………………………..	[***]
Schedule 6.7 Program Personnel……………………………………………………	[***]
Schedule 6.10(F) Remittance File…………………………………………………..	[***]
Schedule 7.3 Financial Obligations…………………………………………………	75
Schedule 8.1 Restrictions on Other Programs………………………………………	[***]
Schedule 8.1(A) BNPL Providers…………………………………………………..	[***]
Schedule 12.1 Affirm Trademarks………………………………………………….	[***]
Schedule 12.1 Amazon Trademarks………………………………………………..	[***]
Schedule 13.1 Reports………………………………………………………………	[***]
Exhibit A Installment Credit Agreement……………………………………………	[***]
Exhibit B Information Security Requirements……………………………………..	[***]
v

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Exhibit C Prohibited Businesses Policy…………………………………………….	[***]
Exhibit D Affirm Merchant Terms of Service………………………………………	[***]

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AMENDED AND RESTATED
INSTALLMENT FINANCING SERVICES AGREEMENT
This Amended and Restated Installment Financing Services Agreement (together with all exhibits and schedules, the “Agreement”), dated as of November 10, 2021 (the “Amended and Restated Effective Date”), is entered into by and among (a) AFFIRM, INC., a financial services technology company incorporated in Delaware (“Affirm”) and (b) AMAZON.COM SERVICES LLC, a Delaware limited liability company (“Amazon Services”), AMAZON PAYMENTS, INC., a Delaware corporation (“Amazon Payments”), and each Covered Amazon Affiliate (as hereinafter defined) (each a “Covered Amazon Affiliate”, and together with Amazon Services, Amazon Payments and Affirm, collectively, the “Parties”, and each individually, a “Party”). Amazon Services, Amazon Payments and a Covered Amazon Affiliate may also be referred to herein individually as “Amazon”. This Agreement amends and restates in its entirety the Installment Financing Services Agreement, dated as of February 9, 2021, by and between Amazon Services and Affirm.
In consideration of the mutual promises and covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, Affirm and the Amazon Parties agree as follows:
1.DEFINITIONS.
1.1Definitions. Unless otherwise defined in this Agreement, capitalized terms have the meaning set forth in Schedule 1.1.
1.2Interpretation. In this Agreement, except where the context requires otherwise:
(A)uses of the words “includes” and “including” mean “includes, without limitation” and “including, without limitation,” as applicable;
(B)headings and captions contained in this Agreement are for convenience only and will not affect the interpretation or meaning of this Agreement or constitute a limitation of the terms of this Agreement;
(C)unless otherwise stated, any reference in this Agreement to a Section, Schedule or Exhibit will be deemed to reference the applicable Section, Schedule or Exhibit of this Agreement;
(D)a reference to time is to local time in the Territory, standard or daylight savings as applicable;

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(E)if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day; and
(F)unless otherwise stated in this Agreement, the word “agree” means agree in writing.
1.3Covered Amazon Affiliates. The Parties agree that upon the execution and delivery of a Covered Affiliate Counterpart by a Covered Amazon Affiliate and Affirm in connection with adding the Amazon Affiliate Site(s) identified in such Covered Affiliate Counterpart as Participating Site(s) under the Program, such Covered Amazon Affiliate will become a party to this Agreement and all references to “Amazon” in this Agreement will be deemed to reference such Covered Amazon Affiliate as the context requires, in each case solely with respect to its participation in the Program, the offering and issuance of Program Credit on the applicable Amazon Affiliated Site(s), and its actions, inactions and omissions on its own behalf conducted under this Agreement. Upon the addition of a Covered Amazon Affiliate as a party to this Agreement, the Parties may amend Schedule 12.2 in order to add any trademarks owned by such Covered Amazon Affiliate as a Trademark hereunder. Each Covered Amazon Affiliate may terminate its participation in this Agreement without any termination penalty or fee upon at least thirty (30) days’ prior written notice to Affirm. If any Covered Amazon Affiliate terminates its participation in this Agreement, the license granted in Section 12.2 for that Covered Amazon Affiliate shall be revoked and the Parties will amend Schedule 12.2 to remove any Trademarks owned by such Covered Amazon Affiliate. Termination by a Covered Amazon Affiliate of its participation in this Agreement will not automatically result in termination of this Agreement with any other Amazon Party.
1.4Individual Liability. Any reference to “Amazon” or a particular “Amazon Party” in this Agreement will refer to and only apply to that certain Amazon Party’s participation in the Program, or exercising rights, performing obligations or making representations and warranties under this Agreement. No Amazon Party is liable for the performance or obligations of any other Amazon Party under this Agreement. For the avoidance of doubt, each Covered Affiliate Counterpart shall constitute a separate agreement between Affirm and that Covered Amazon Affiliate, and no expiration, termination or breach of any Covered Affiliate Counterpart shall constitute an expiration, termination or breach, or otherwise affect in any manner, any other Covered Affiliate Counterpart. The parties executing the applicable Covered Affiliate Counterpart shall be solely responsible for all of the liabilities and obligations under this Agreement as they relate to such Covered Affiliate Counterpart.
2.ISSUANCE OF PROGRAM CREDIT.
2.1General Program Responsibilities.

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(A)The Amazon Parties may market the Program to Amazon Customers on the Participating Sites in accordance with the terms of this Agreement and fulfill their other responsibilities set out in this Agreement.
(B)Affirm will provide access to Program Credit to Eligible Applicants and fulfill its other responsibilities set out in this Agreement, and Affirm’s Affiliate or Bank will issue Program Credit to Approved Customers in accordance with the terms of this Agreement. Any reference to “Affirm” in relation to the provision, issuance, extension, or servicing of credit in this Agreement shall refer to Affirm or Affirm’s Affiliate(s), as applicable. For the avoidance of doubt, Affirm, Inc. is not the creditor for Program Credits originated by Bank or Affirm’s Affiliate, Affirm Loan Services, LLC.
2.2Scheduled Launch Date.
(A)General Obligations. Each Party will use its commercially reasonable efforts to ensure that the Program Launch Date occurs no later than the Scheduled Launch Date. After the Effective Date and prior to the Scheduled Launch Date, each Party will report weekly to the Steering Committee on its efforts to launch the Program in accordance with this Agreement and the Technical Specifications. If there are any changes to the scope, solution design and/or requirements of the Program, Amazon Services and Affirm, acting reasonably, will seek to mutually agree whether the Scheduled Launch Date should be amended and, if so, the Parties will record the new Scheduled Launch Date in writing. On and after the Program Launch Date, (i) [***] Affirm will provide the Affirm-Hosted Solution, in each case in accordance with this Agreement, and (ii) Affirm or Affirm’s Affiliate(s) will offer, in partnership with Bank, if applicable, Program Credit to Eligible Applicants to finance the purchase of Eligible Products on or through Participating Sites and will issue Program Credit to or facilitate the issuance of Program Credit by Bank to Approved Customers, in each case, in accordance with this Agreement and the Technical Specifications. Not in limitation of Section 1.3 above, Amazon Services and Affirm may also agree to make the Program Application available on other Participating Sites.
(B)Display and Availability.
Notwithstanding anything to the contrary in this Agreement, subject to Amazon Scheduled Downtime, Amazon Unplanned Outages, each Party’s resolution of any Dial-Up Issues, and [***], during the period starting November 10, 2021 and ending on the

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earlier of (i) the end of the Term and (ii) the third anniversary of the Amended and Restated Effective Date, Amazon will [***]; and (y) make available to each Amazon Customer with a Basket worth at least the applicable Minimum Basket Amount (other than any Amazon Customer who has previously applied for, and been declined for, an Affirm installment offer in the previous twelve (12) months) the option to apply for or use Program Credit to finance the purchase of Eligible Products on the Payment Method Selection Interface; provided that, in each case, Amazon will not be subject to (y) above for the periods during which (1) a system outage or issue that affects the Amazon Site as a whole or the general availability of customers to checkout, including the ability to select and make payments for purchases on the Amazon Site, or (2) the Affirm Systems are not “available” or Affirm has Scheduled Downtime or an Unplanned Outage in accordance with Section 2.1 of Schedule 4.1 of the Agreement.
(C)Delay. Each of Amazon Services and Affirm will notify the other Party promptly by email, but in any case within 5 Business Days, of any factor, occurrence, or event coming to its attention that may affect such Party’s ability to meet the Scheduled Launch Date. In the event of any delay, the Parties will use all reasonable efforts to launch as soon as reasonably possible after the Scheduled Launch Date on a date agreed by Amazon Services and Affirm. In the event that a launch delay is due to a cause solely attributable to Affirm, without limiting the provisions of this Section 2.2, Affirm will pay the amount referred to in Section 7.1(B) and exercise additional efforts, as described below, to promptly cure the cause of such delay and meet the applicable schedule or be prepared to launch on a date as soon as reasonably possible thereafter as agreed in writing by Amazon Services and Affirm. Such efforts will include assigning a high priority to curing such delay beyond Affirm’s normal business procedures, including adding Personnel, retaining technical and information technology consultants, procuring necessary equipment or software, working beyond normal hours and/or incurring additional expenses to the extent Affirm reasonably determines such actions would materially assist in promptly resolving the reason for delay. For the avoidance of doubt, a launch delay will be deemed to have been solely attributable to Affirm for purposes of this Section 2.2(C) if such launch delay could reasonably have been prevented through actions solely within Affirm’s direct control.
2.3Program Features.
(A)Initial Terms and Program Features. The initial Key Credit Terms, Pricing Options, other initial features of Program Credit,

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and other terms related to the Key Credit Terms and Program Credit are specified in Schedule 2.3(A)(1), or, for Program Credits issued for purchases on Processed Merchant Sites, Schedule 2.3(A)(2). Affirm will enable each Approved Customer to use Program Credit to finance a purchase of a Basket in accordance with the applicable Installment Credit Agreement up to the applicable amount for which such Approved Customer has been approved in connection with such purchase. Affirm, either on its own behalf or on behalf of Bank, and Amazon Services will determine (i) the Key Credit Terms to be offered to Amazon Customers with respect to the Program (as such terms may be amended by agreement between Amazon Services and Affirm from time to time in accordance with Section 2.3(C) and Section 4 of Schedule 2.3(A)(1)) and (ii) the Pricing Options. Amazon Services will determine, in its sole discretion from time to time, the Pricing Options and the Financing Terms that will be offered and marketed to Amazon Customers.
(B)Program Branding. The Amazon brand will be the primary branding for the Program in customer-facing placements that are [***] on the Amazon Site and other Participating Sites. Subject to compliance with Applicable Law and Section 2.4 below, Affirm’s branding and/or brand name will appear in customer-facing materials to the extent necessary to make it clear to applicants and Approved Customers that Affirm, or Bank, as applicable, is the lender in respect of Program Credits.
(C)Changes to Terms. Unless otherwise agreed by Amazon Services, mandated by Applicable Law, Affirm will not make any changes to the Key Credit Terms or charge any fees, pricing or charges to any Approved Customer other than those specified in Schedule 2.3(A)(1) or, for Program Credits issued for purchases on Processed Merchant Sites, Schedule 2.3(A)(2). Notwithstanding the foregoing, (i) solely with respect to certain Eligible Products in the [***] product category selected by Amazon in its discretion, Amazon may reduce the Minimum Basket Amount for the 24-month Financing Term to an amount not less than [***] by providing prior written notice to Affirm, and (ii) the Steering Committee may approve any other change to the Minimum Basket Amount applicable to any Financing Term as specified in Schedule 2.3(A)(1), it being understood and agreed that to the extent the Steering Committee approves any reduction to the Minimum Basket Amount applicable to any Financing Term, all other terms applicable to such Financing Term (including the relevant Subsidy rates and APR ranges) will remain in effect unless otherwise agreed by the Parties. Affirm will provide prior written notice to Amazon Services of any changes mandated by Applicable Law.

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2.4Design and Printing of Statements and Other Materials. Affirm will design Program Credit statements and any other general or regulatory-related mailings or communications sent to declined applicants for Program Credit, Eligible Applicants and Approved Customers in the ordinary course of administering the Program (collectively, “Program Credit Materials”), including certain communications related to pre-charge-off delinquency, in each case subject to Applicable Law. With respect to any Program Credit Materials (including any such materials created by a Subcontractor on behalf of Affirm), as between the Parties, Affirm will [***] be responsible for ensuring that such Program Credit Materials are in compliance with Applicable Law [***]. [***]. Affirm, its Affiliate, or Bank, as applicable, will be clearly identified as the lender in respect of Program Credit on all Program Credit Materials. Each Program Credit statement (whether electronic or physical) will bear the trading name specified in Section 2.1(B) or other Affirm Trademark. As between the Parties, Affirm will bear all expenses for the design, production and delivery of the Program Credit Materials (including printing, if applicable).
2.5Underwriting.
(A)General. Affirm will, in conjunction with Bank, as applicable, upon receipt of Application Data from an applicant for Program Credit, review and process the Program Application. Upon Affirm’s or Bank’s determination to approve, pend, or decline a Program Application under the Application Process as set forth in Schedule 3.1, and in compliance with Applicable Law, Affirm will relay such determination to Amazon Services. For each Program Application that is approved, Affirm or Bank, as applicable, will issue Program Credit for use by the Approved Customer to finance the purchase of the applicable Basket.
(B)[***]
(C)Criteria. Applicants will not be declined for any Program Application in whole or in part (1) on any basis inconsistent with Applicable Law, or (2) solely on the basis that the applicant is an existing holder of Program Credit, any Installment Credit Financing Program account with Affirm or Bank, or Other Finance Products issued by Affirm, Bank, or any of their respective Affiliates.
(D)Acknowledgements. Affirm acknowledges that no Amazon Party is in any way responsible for credit decisions on Program Applications and Affirm is solely responsible for complying with the requirements of Applicable Law in relation to the issuance of Program Credit. Each Amazon Party acknowledges that the decisions concerning the creditworthiness of any applicant in relation to the issuance of Program Credit will be made at the

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discretion of Affirm and Bank, as applicable, subject to Section 2.5(C).
(E)Affirm will discuss and share with Amazon Services information (including in regards to its Credit Underwriting Policy) to improve the Program and the [***], unless prohibited from doing so by Applicable Law. For the avoidance of doubt, no Affirm Customer Information or Amazon Customer Information will be shared under this Section 2.5(E).
2.6Installment Credit Agreement. All Program Credit extended by Affirm or Bank, as applicable, to Approved Customers pursuant to this Agreement will be governed by the terms of an Installment Credit Agreement (“Installment Credit Agreement”) to be established by and entered into between each Approved Customer and Affirm, or Bank, as applicable. The forms of Installment Credit Agreement as of the Effective Date are attached as Exhibit A hereto. Affirm will make commercially reasonable efforts to provide [***] to Amazon Services, to the extent notice is not prohibited under Applicable Law or by Bank; provided, that each Installment Credit Agreement entered into with an Approved Customer will contain adequate notices regarding the Federal Trade Commission’s Holder in Due Course Rule. Approved Customers will agree to the Installment Credit Agreement electronically at the time of application for Program Credit. Without limiting anything else in this Agreement, no Installment Credit Agreement may (A) include any term or condition that is (1) inconsistent with this Agreement or (2) except with respect to the annual percentage rate and interest rate, more restrictive or less favorable to any Approved Customer compared to the least restrictive or most favorable loan or credit agreements that Affirm uses in connection with other Installment Credit Financing Programs that it operates or (B) create or purport to create a right, obligation or liability, either expressly or by operation of law, on behalf of any Amazon Party.
3.PROGRAM APPLICATION PROCEDURES
3.1General. Amazon Services and Affirm will implement an online application procedure for Program Credit (“Application Process”), as more fully described in Schedule 3.1. Either Party may propose updates to the contents of the Program Application, which updates will be subject to the other Party’s Prior Approval; provided, that Affirm will have sole discretion over any such updates required by Applicable Law. Amazon Services will have sole discretion regarding the design (i.e., look and feel) of the Program Application, other than any aspect of such design that is specifically required by Applicable Law, which will require Affirm’s Prior Approval. Affirm will create and maintain necessary tools in order to (A) provide the Affirm Program Application Hosting Services on the Affirm Site; (B) receive Application Data; (C) transmit to Amazon Services the Result Data; (D) provide a methodology for Amazon Services to simulate and display to Amazon Customers the payment details on each Participating Site; and (E) permit

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Approved Customers to access information pertaining to their Program Credit on the Affirm Site in accordance with Section 4.2(A).
3.2Application Features. Without limiting the foregoing, the Application Process will include (in each case, to Amazon Services’ reasonable satisfaction) (A) a credit decision and real-time notification for Program Applications subject to the Performance Standards set forth in Schedule 4.1; (B) immediate access to approved Program Credit to purchase a Basket on or through any Participating Site; (C) application requirements that are required under Applicable Law; and (D) real-time identification of the applicant to comply with Applicable Law.
3.3Payment Instructions. Each Approved Customer will pay the proceeds of the Program Credit to Affirm and Affirm will pay Amazon Services or Amazon Payments in accordance with the terms of this Agreement. The Program Application, Installment Credit Agreement and Program Credit Materials, as applicable, will clearly state that the Approved Customer’s obligation to repay the Program Credit is to Affirm and not any Amazon Party or Processed Merchant, as the case may be, and that the Approved Customer must direct all repayments to Affirm only.
4.CUSTOMER SERVICE.
4.1Staffing. Affirm will maintain, at its own expense, an adequately trained staff for servicing of customer inquiries and complaints arising in connection with any Program Credit, Installment Credit Agreements and other aspects of the Program, in accordance with Affirm’s established customer service procedures, Applicable Law and the minimum customer service standards set forth in Section 1 of Schedule 4.1 (“Customer Service Standards”). Affirm will (i) provide customer service to Approved Customers at levels that are at least as high as the highest customer service levels applied to any of Affirm’s other borrowers and/or customers (excluding any such customer service to other borrowers or customers in respect of whom a third party has provided additional funding or contribution to enhance their customer service) and (ii) direct Approved Customers to contact Amazon Services or the applicable Processed Merchant regarding any inquiries or complaints with respect to the sale or shipment of Eligible Products and, in the case of purchases made on a Participating Site other than a Processed Merchant Site, provide the Approved Customers with contact information for customer service for the applicable Participating Site. Amazon Services will answer only basic questions about the Program through its customer service channels, and will otherwise direct Approved Customers or prospective applicants to contact Affirm regarding any and all inquiries concerning Program Credit, the Installment Credit Agreement, or Program Applications. Affirm will also ensure that all customer service centers serving the Program operate under the AFFIRM brand, and that each customer service representative or technical support representative is capable of providing courteous and effective support in English. In addition, Affirm will provide

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Approved Customers with online access to information regarding their Program Credit as set forth in Section 4.2 below. Affirm will ensure sufficient levels of staffing and resources to meet the Customer Service Standards at all times during the Term. The Parties agree to the other performance-related terms set forth on Schedule 4.1.
4.2Online Services
(A)Affirm Site. As of the Program Launch Date, Affirm will permit each Approved Customer to access information relating to any Program Credits issued to such Approved Customer on the Affirm Site in accordance with Schedule 4.2. Subject to Affirm’s Prior Approval, following the Program Launch Date, Amazon Services may place one or more advertisements for Approved Customers designed by Amazon on the Affirm Site (including, unless prohibited by Applicable Law, that portion of the Affirm Site where Approved Customers may log in to view the details regarding their Program Credit(s)); provided that Affirm shall have final approval over any such advertisements, such approval not to be unreasonably withheld, to ensure compliance with Applicable Law.
(B)Electronic Communications. To the extent that the Parties communicate with Approved Customers through other electronic means, including mobile text messaging and e-mail, Amazon Services and Affirm will agree on the domains and/or other identifiers and accounts used for such communications.
4.3    Customer Disputes.
(A)Amazon Customer Disputes. With respect to Participating Sites (except for Processed Merchant Sites, which will be subject to Section 4.3(B)), Affirm will direct all disputes, inquiries, or complaints by an Approved Customer related to the Eligible Products or Amazon business (each, a “Amazon Customer Dispute”) to Amazon for Amazon to resolve in accordance with its applicable policies. Amazon will work in good faith to resolve each Amazon Customer Dispute in a timely manner. In connection with any Amazon Customer Dispute that Amazon is unable to so resolve, upon Affirm’s reasonable request so that Affirm may investigate and resolve the dispute, Amazon agrees to provide Affirm with (a) shipping carrier and tracking information, and (b) such other relevant information as the Parties may agree.
(B)Processed Merchant Customer Disputes. With respect to Processed Merchant Sites, Affirm will first direct all first-time Processed Merchant Customer Disputes to Amazon Payments for

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Amazon Payments to resolve in accordance with its applicable policies (such first-time contact, the “First Dispute Notice”). Amazon Payments will work in good faith to resolve each Processed Merchant Customer Dispute in a timely manner. If an Approved Customer contacts Affirm regarding any such Processed Merchant Customer Dispute following the First Dispute Notice and provides evidence that Amazon Payments has not sufficiently resolved the Processed Merchant Customer Dispute, Affirm will reasonably assist in facilitating resolution of the Processed Merchant Customer Dispute in accordance with its customer dispute resolution procedures located at: https://docs.affirm.com/affirm-developers/docs/dispute-resolutions (the “Affirm CDRP”). If required in accordance with the Affirm CDRP, Affirm will request evidence related to a Processed Merchant from Amazon Payments, and Amazon Payments will use commercially reasonable efforts to cause the relevant Processed Merchant to provide evidence to Affirm in accordance with the Affirm CDRP. In the event such evidence is not sufficient for Affirm to resolve a Processed Merchant Customer Dispute in accordance with the Affirm CDRP, Affirm will notify Amazon Payments and Amazon Payments will (i) use commercially reasonable efforts to contact the Processed Merchant again for additional evidence that Affirm requests; or (ii) enable Affirm to contact the Processed Merchant directly. Notwithstanding Section 4 of the Affirm CDRP and solely with respect to a Processed Merchant Customer Dispute, if Affirm resolves a Processed Merchant Customer Dispute in favor of the Processed Merchant, the Processed Merchant will not be liable for any amount of principal or interest related to the disputed transaction, and any funds withheld related to the disputed transaction will be released to Amazon Payments. If Affirm resolves a Processed Merchant Customer Dispute in favor of an Approved Customer, Affirm will retain the disputed amount.

5.MARKETING AND PROGRAM DEVELOPMENT.
5.1General.
(A)Marketing Responsibilities. The Amazon Parties will have general responsibility for marketing the Program to Amazon Customers and will design, develop, and promote the Program on the Participating Sites as they may determine from time to time in their sole discretion, and may select the Pricing Options and Financing Terms that will be provided and marketed to Amazon Customers in its sole discretion, subject to Section 5.2. Affirm will market and promote the Program on the Affirm Site and its other marketing channels as agreed by the Parties, subject to Section 5.2.

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Amazon agrees to comply with Applicable Law in marketing, offering, and presenting Program Credit to Amazon Customers on channels owned or otherwise controlled by Amazon.
(B)Marketing Plans. Notwithstanding the foregoing, Amazon Services and Affirm will work together to develop and implement a written plan describing marketing, advertising and other promotional activities for the Program, and to make potential applicants for Program Credit aware of and promote the use of the Program (the “Marketing Plan”). The Parties will work together in good faith to develop an initial Marketing Plan within 60 days of the Effective Date. Once complete, the Parties will use commercially reasonable efforts to execute the Marketing Plan in accordance with its terms. On a quarterly basis, or such other intervals as Amazon Services and Affirm may agree upon, the Parties will meet to evaluate the execution and effectiveness of the Marketing Plan, to consider any modifications to the Marketing Plan and to coordinate on the development and implementation of any other marketing initiatives. The Marketing Plan and any other marketing initiatives under this Agreement may be modified from time to time upon mutual agreement of Amazon Services and Affirm.
(1)Additional Amazon Marketing Initiatives. Subject to Section 5.2, as part of the Marketing Plan, (a) Amazon will release an Amazon-led press release announcing the general availability of the Program, (b) Amazon will send launch emails to certain Amazon Customers, selected by Amazon in its sole discretion, who reside in the Territory, and (c) the Program and offers regarding Program Credit will be eligible for inclusion in Amazon’s retargeting emails; provided that the Program and the option for consumer Amazon Customers to apply for and use Program Credit may not always be included in such emails.
(2)Additional Joint Marketing Initiatives. Subject to Section 5.2, as part of the Marketing Plan, the parties will each use their commercially reasonable efforts to jointly pursue other marketing activities and, to the extent mutually agreed during the Term, conduct marketing to encourage conversion and adoption of the Program on Participating Sites, which may, but is not required to, include: cashback or 0% for Prime members when they use Program Credit; Prime emails with special promotions in connection with Program Credit; packing tape highlighting the Program; on-box advertising of the Program; package inserts; Program Credit offers displayed in Amazon

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physical locations or pop-ups; persistent 0% offering on lowest term length; Program Credit offers on “Deals of the Day” on the Amazon Site homepage; inclusion of the Program or Amazon Customer’s option to apply or use Program Credit in the home and kitchen, sports and outdoors, toys and games, beauty and personal care, health, and apparel departments; gateway/homepage placement of the Program on the Amazon Site; and enabling Program Credit on Amazon Fashion.

(C)Processed Merchant Marketing. Affirm will allow Processed Merchants to use Marketing Materials that are pre-approved in writing by Affirm for up-funnel and email marketing purposes. Upon a Processed Merchant’s request, Affirm may approve certain custom marketing content on a case-by-case basis. Upon notice to Amazon Payments by Affirm or an agent authorized to act on behalf of Affirm of a Processed Merchant’s unauthorized use of Marketing Materials or custom marketing content (the “Unauthorized Use Notice”), Amazon Payments will notify the Processed Merchant within two (2) Business Days of Affirm’s Unauthorized Use Notice of such unauthorized use of Marketing Materials or custom marketing content and request remediation within ten (10) days following the Unauthorized Use Notice, or as otherwise agreed upon by Amazon Payments and Affirm. If the Processed Merchant does not remediate such unauthorized use of Marketing Materials or custom marketing content, Affirm or an agent authorized to act on behalf of Affirm may take further reasonable action to remediate the unauthorized use. If the Processed Merchant does not remediate such unauthorized use of Marketing Materials or custom marketing content, Affirm or an agent authorized to act on behalf of Affirm may take further reasonable action to remediate the unauthorized use, including, but not limited to, suspending or terminating its agreement with the Processed Merchant pursuant to its terms and conditions with such Processed Merchant.

5.2Marketing Materials.
(A)Creation of Marketing Materials. Amazon Services and Affirm will each design, develop, conduct and cooperate with the other Party in marketing the Program through its marketing channels. The Amazon Parties will have sole discretion regarding the design (i.e., look and feel) of the Marketing Materials (including with respect to any Marketing Materials used on the Affirm Site or Affirm’s other marketing channels to the extent such Marketing

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Materials include Amazon Trademarks), subject to Affirm’s instructions and approval solely with respect to ensuring that the content, design and placement of the Marketing Materials comply with Applicable Law in accordance with Section 5.2(B). Affirm will timely provide to Amazon Services (1) any Program marketing content and formatting required under Applicable Law and (2) compliance guidelines for Marketing Materials under Applicable Law. The Amazon Parties will include such Affirm-provided content in Marketing Materials as instructed and approved by Affirm in accordance with Section 5.2(B).
(B)Approval of Marketing Materials. Each Party’s Program Manager will coordinate and facilitate approval of Marketing Materials. All Marketing Materials will be submitted prior to publication to (1) Amazon Services for its approval of the design of the Marketing Materials and (2) Affirm for its approval, solely to ensure that the Marketing Materials comply with Applicable Law. Affirm will provide its comments or approvals to Marketing Materials (including any revised versions of Marketing Materials) within 5 Business Days of Affirm’s receipt of such Marketing Materials from Amazon Services (or such other time period as may be agreed between the Program Managers for both Parties).
(C)Withdrawal of Marketing Materials. Affirm may request in writing to Amazon Services that any Amazon Party withdraw or revise Marketing Materials that Affirm determines to be non-compliant with Applicable Law in Affirm’s reasonable judgment, and the applicable Amazon Party will use commercially reasonable efforts to promptly revise or withdraw such Marketing Materials, and in any case within fifteen (15) Business Days after such request.
(D)Subject to the Amazon Parties’ compliance with the foregoing clauses (A), (B) and (C), Affirm will be solely responsible for ensuring that all Marketing Materials comply with Applicable Law.
5.3Affirm Promotions to Approved Customers. The Parties agree to the additional marketing terms set forth on Schedule 5.3.
5.4Phase 2 Opportunities. The Parties agree to meet through the Steering Committee at a time to be agreed to explore developing and offering the Phase 2 Opportunities, and the Parties agree to work together in good faith to implement the Phase 2 Opportunities within the time frames set forth in Schedule 5.4, if any, which time frames may be modified by the Steering Committee. Any agreement among the Parties to offer any Phase 2 Opportunities will be memorialized in writing, containing the terms and conditions governing such

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Phase 2 Opportunities and the Parties’ respective rights and obligations related thereto, in each case prior to offering such Phase 2 Opportunities to customers. For the avoidance of doubt, neither Party will have any obligations with respect to Phase 2 Opportunities (except to work together in good faith as set forth above) unless and until definitive agreements are signed in accordance with the immediately preceding sentence.

6.ADMINISTRATION OF PROGRAM.
6.1Steering Committee.
(A)Representatives. Each of Amazon Services and Affirm will appoint at least four (4) employees (or employees of its Affiliates) to serve as members of the Steering Committee, including (1) a person authorized by such Party to sponsor the Program relationship for such Party (“Senior Sponsor”), (2) a person authorized by such Party to manage the day-to-day operations of the Program for such Party (“Program Manager”), (3) a person authorized by such Party to manage the technical operations of the Program for such Party (“Operations Manager”) and (4) a person authorized by such Party to manage the financial aspects of the Program for such Party (“Finance Manager”). The Parties’ initial representatives to the Steering Committee are identified in Schedule 6.1. Other than Affirm’s Program Manager, a Party may change one or more of its Steering Committee representatives by giving at least ten (10) days’ prior written notice by email of the change to the other Party. In addition, [***].
(B)Duties. The Steering Committee will be the forum used by the Parties to (1) establish the strategic direction of the Program; (2) review and evaluate the overall performance of the Program, including with respect to any Marketing Plan; (3) resolve strategic issues between the Parties; (4) address issues related to the marketing efforts identified in this Agreement; (5) review Affirm’s presentations regarding [***] as described in Section 4 of Schedule 2.3(A)(1); (6) review and approve technology-related initiatives and requirements; and (7) discuss all other material concerns relating to this Agreement and the Program. Additionally, the Steering Committee will review on an ongoing basis throughout the Term the overall performance of the Program, including trends with respect to (x) fraudulent activity in connection with Program Applications, (y) Program profitability and loss and (z) the level of credit losses incurred by Affirm in respect of Program Credits, and will serve as the primary mechanism by which the Parties will agree upon, develop and implement any remediation or risk mitigation initiatives as may be required, including temporary

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adjustments from time to time to the Subsidized Approval Rate Targets and Unsubsidized Approval Rate Targets (which may be implemented without formally amending this Agreement, if the Parties so agree).
(C)Meetings.
(1)Frequency. Until the Program Launch Date, the Steering Committee will conduct meetings monthly (or more frequently as needed by agreement of the Parties). From and after the Program Launch Date, the Steering Committee will meet during each Contract Quarter until the first anniversary of the Program Launch Date and semi-annually thereafter (or more frequently as needed by agreement of the Parties) to discuss the Program as described in Section 6.1(B). Meetings will be convened on mutually convenient dates via conference call unless face-to-face meetings are agreed by the Parties. Any member of the Steering Committee may be represented by qualified proxy if unavailable to attend in person or by telephone. Either Party may call a special Steering Committee meeting upon reasonable advance notice to the other Party.
(2)Voting and Decision-Making. Each of Affirm and Amazon Services will have one vote on the Steering Committee, which may be represented by any member of the Steering Committee appointed by such Party. Any action by the Steering Committee will require the approval of Affirm and Amazon Services, which approval may be evidenced by email. If the Steering Committee is unable to reach a decision on any issue, such issue will be automatically escalated as a Dispute.
(D)Disputes. Without limiting Section 6.1(B) or (C), in the event that a Party believes that there is a controversy or dispute arising in connection with this Agreement, the Program or the relationship of the Parties that such Party reasonably believes cannot be adequately or efficiently resolved by the Steering Committee (a “Dispute”), such Party may initiate the resolution process set forth in this Section 6.1(D). Each Party will refer any Dispute: (1) first to its Senior Sponsor for discussion and resolution for a period of 20 calendar days, beginning on the first day on which both Parties’ Senior Sponsors have been informed of the Dispute in writing; and (2) if the thereafter (if the dispute is not resolved) to one of its vice presidents or equivalent senior executive for discussion and resolution for a period of 20 calendar days, beginning on the last day of the period set forth in clause (1) of this sentence. The

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relevant representatives will meet either in person or via telephone in good faith to attempt to resolve the Dispute within the time periods set forth in this Section 6.1(D). If a Dispute is not resolved within such time periods: (1) if this Agreement, including any schedule or exhibit, expressly provides that the subject matter of the Dispute is within the sole discretion of a Party, such Party will have the right to make the ultimate decision regarding such subject matter; and (2) otherwise, a Party may bring an action in accordance with Section 18.11. Nothing in this Section 6.1(D) will preclude a Party from seeking equitable relief (only) to preserve the status quo pending the outcome of the procedures of this Section 6.1(D) and, to the extent applicable, Section 18.11.
6.2Intentionally Omitted.
6.3Reserved Matters. Without limiting any other provision of this Agreement that subjects a matter to the discretion of one Party, each Party will have discretion and ultimate decision making authority with respect to the issues designated for that Party on Schedule 6.3 unless otherwise agreed by the Parties in writing.
6.4Amazon Responsibilities with respect to the Program. Without limiting Section 6.3 or Schedule 6.3, the Amazon Parties’ responsibilities include: (1) marketing Program Credit to Amazon Customers seeking to purchase Eligible Products; and (2) providing customer service for Purchased Goods, in each case in accordance with the terms of this Agreement.
6.5Affirm Responsibilities with respect to the Program. Without limiting Section 6.3 or Schedule 6.3, Affirm’s responsibilities include, in conjunction with Bank or a Affirm affiliate, as applicable: (1) establishing and administering credit and underwriting criteria; (2) receiving Application Data from applicants; (3) making credit decisions and providing credit to Approved Customers; (4) establishing and managing Program Credit and any accounts that Approved Customers are required to establish directly with Affirm in connection therewith; (5) facilitating payment of loan proceeds to Amazon Services; (6) tracking payments and providing loan and account management services to Approved Customers; (7) applying the terms of the Installment Credit Agreement and administering payment terms with respect to Program Credit; (8) providing reporting to Amazon Services; (9) providing the Amazon Parties with technical support; (10) providing customer service for Program Applications, Program Credit and Installment Credit Agreements; and (11) overseeing risk management functions with respect to the Program in its sole discretion, in each case in accordance with the Performance Standards and the other terms of this Agreement. Affirm will ensure that all aspects of the Program under its control comply with Applicable Law at all times during the Term.

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6.6Subcontractors. Affirm may sub-contract or otherwise delegate to a third party any of Affirm’s obligations under this Agreement (any third party to whom Affirm has so sub-contracted or otherwise delegated its obligations hereunder, a “Subcontractor”). Affirm will inform each Subcontractor of the confidential nature of the information that it may receive and instruct each Subcontractor to keep such information confidential in accordance with Article 10 (General Confidentiality Obligations) and to comply with the Amazon Parties’ information security policy set forth in Exhibit B. As between the Parties, Affirm (i) will be solely responsible for the acts and/or omissions of any Subcontractor in its performance of Affirm’s obligations under this Agreement as if such acts and/or omissions were Affirm’s acts and/or omissions and (ii) undertakes that any subcontracting or delegation to any Subcontractor of any of Affirm’s obligations hereunder will be performed in accordance with Applicable Law. Affirm will promptly notify Amazon if it becomes aware that any Subcontractor has materially breached any term of this Agreement, including the Amazon Parties’ information security policy set forth in Exhibit B, in which case Amazon may request that Affirm resume the performance of all activities previously delegated to such Subcontractor and immediately terminate its use of such Subcontractor in connection with the performance of Affirm’s obligations under this Agreement. Additionally, Amazon may from time to time request that Affirm’s use of any Subcontractor be reviewed by the Steering Committee if Amazon has reason to believe that such Subcontractor’s involvement in the Program might result in harm to Amazon or its customers.
6.7Program Personnel.
(A)Affirm Program Team. Without limiting any other Affirm obligation under this Agreement to provide Personnel in support of the Program, Affirm will appoint [***] a Program Manager [***]. In addition, Affirm will provide sufficient technical support and resources to design, develop and implement the Program in a timely manner as contemplated by this Agreement. Prior to Affirm’s appointment of a Program Manager, and subject to Applicable Law, Amazon Services will have the option to meet with the candidate, and may approve the candidate or elect to meet with a different candidate for such role, in each case in Amazon Services’ reasonable discretion. At any time during the Term, Amazon Services may reasonably request to replace Affirm’s Program Manager, and Affirm will propose a new candidate for such role.
(B)Amazon Program Team. Without limiting any obligation of an Amazon Party under this Agreement to provide Personnel in support of the Program, each Amazon Party will determine the job responsibilities of its employees in its sole discretion; provided, that Amazon Services shall designate its own “Program Manager” as the primary point of contact for day-to-day management and

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oversight of the Program. Amazon will fund and staff at least one full-time employee or its equivalent, who will support the Program during the Term.
6.8Expenses and Risks.
(A)General Obligations. Except as otherwise expressly provided in this Agreement, each Party will be responsible for its own costs and expenses to launch and manage the Program, and Affirm will be responsible for all costs and expenses relating to the administration, processing and management of Program Credit.
(B)Selected Specific Risk Obligation. Without limiting any other provision of this Agreement, Affirm will pay all expenses of: (1) hosting (to the extent such hosting is done on Affirm’s site), receiving and reviewing applications, including the expenses of screening each applicant’s credit history through a credit screening service in accordance with industry best practices in the Territory; (2) modification of Affirm’s materials, policies, procedures, or other documents (including Program Credit Materials) or disclosures related to the Program; and (3) managing credit operations, including any other third-party professional services related to the Program engaged by Affirm.
(C)[***]
(D)Risk Management. Affirm or Bank, as applicable, will retain sole decision-making authority with respect to its lending, risk and collections policies and have sole responsibility to ensure that such policies comply with Applicable Law in all material respects. [***].
(E)Processed Merchant Risk. Notwithstanding Section 6.8(C), the Parties acknowledge that Affirm losses due to fraud related to transactions through the Amazon Pay Widget will be subject to Affirm’s standard fraudulent transaction processes and loss allocation with Processed Merchants. The Processed Merchant will be liable for any loss, and such loss will be considered a Processed Merchant Loss, resulting from such transaction if (i) Affirm, or an authorized agent acting on Affirm’s behalf, notifies Amazon Payments that a transaction is fraudulent or likely fraudulent before a Purchased Good has shipped, and (ii) the Processed Merchant subsequently ships or provides the applicable Purchased Good despite such information. If Affirm notifies Amazon Payments that a transaction is fraudulent after the applicable Purchased Good has shipped, but before the applicable Purchased Good is delivered or otherwise made available to an Approved

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Customer, Amazon Payments will promptly but no later than three (3) hours from such notice (the “Stop Shipment Notice Period”) instruct the Processed Merchant to recall the shipment, or, as applicable for services or electronically delivered Purchased Goods, cancel the provision of the applicable Purchased Goods. If Amazon Payments fails to notify the Processed Merchant during the Stop Shipment Notice Period, Amazon Payments will be liable for any loss resulting from fraud relating to such transaction. Affirm and Amazon Payments will work in good faith to develop a technology-enabled solution for fraud notifications in accordance with this Section 6.8(E). In addition, Affirm will have the right to suspend or terminate its agreement with any Processed Merchant for the reasons stated in its terms and conditions with each Processed Merchant. Amazon Payments is liable for all Processed Merchant Losses. “Processed Merchant Losses” means any amounts or losses resulting from Processed Merchant (i) fraud or bankruptcy; (ii) failing to fulfill an Approved Customer order; or (iii) failing to fulfill its refund or payment obligations set forth in the applicable agreement with Affirm or Amazon Payments for the purpose of providing installment financing services to Processed Merchant customers.

6.9Training. Affirm will provide any necessary training, at Affirm’s own expense, to all Amazon employees that Amazon Services may reasonably request on the implementation of the Program and any other topics agreed by the Parties or imposed by Applicable Law. Affirm will produce and distribute any necessary training materials at its own expense.
6.10Eligible Products and Loan Settlement Procedures.
(A)Eligible Products. Program Credit will only be offered for a Basket that contains only Eligible Products under a single order number.
(B)Intentionally Omitted.
(C)Intentionally Omitted.
(D)Delivery of Purchased Goods. In the case of any purchase made on a Participating Site other than a Processed Merchant Site, (1) the applicable Amazon Party or its Affiliate will ship Eligible Products purchased by an Approved Customer in a Basket and financed in whole or in part with Program Credit (“Purchased Goods”) to the address selected by the Approved Customer for delivery and (2) on or after the shipment of the last Purchased Good in such Basket, the Program Credit under the Installment

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Credit Agreement between Affirm and the Approved Customer will be issued by Affirm. In the case of any purchase made on a Processed Merchant Site, the Program Credit under the Installment Credit Agreement between Affirm and the Approved Customer will be issued by Affirm [***].
(E)Settlement of Program Credit Proceeds. (1) In the case of any purchase made on a Participating Site other than a Processed Merchant Site, upon Affirm’s receipt of confirmation from Amazon that the last Purchased Good in a Basket has shipped, or (2) in the case of any purchase made on a Processed Merchant Site, [***], Affirm will initiate payment to Amazon Services or Amazon Payments, as the case may be, [***], of an amount equal to the entire loan proceeds under the Installment Credit Agreement approved for that Basket, which amount will equal the sum of the Basket Amount due from Affirm to Amazon, less any (i) Subsidy (as applicable) with respect to that Installment Credit Agreement, (ii) in the case of payments made to Amazon Payments, Affirm MDR, and (iii) Processed Merchant Losses (the “Settled Loan Proceeds”). Thirty days following the end of each month during the Term, Affirm will also pay to Amazon Payments the aggregate amount of Rev Share in respect of Program Credits relating to all transactions processed through the Amazon Pay Widget on Processed Merchant Sites during the immediately preceding month in accordance with Section 4.7 of Schedule 2.3(A)(2) less any Rev Share previously paid to Amazon Payments that corresponds to Full Order Cancellations, Partial Order Cancellations, Warranty Partial Order Cancellations or Amazon Concessions processed during such month. Notwithstanding the foregoing, solely with respect to purchases made on a Participating Site other than a Processed Merchant Site, if any item in a Basket has not shipped (a “Delayed Item”) by the Settlement Cutoff Date then (x) Affirm will, in conjunction with Bank, as applicable, reduce the principal amount of the corresponding Program Credit as if the applicable Approved Customer had initiated a Partial Order Cancellation with respect to such Delayed Item in accordance with Section 6.11(C), and (y) by the first Business Day to occur after the Settlement Cutoff Date, Affirm will initiate payment to Amazon Services of an amount equal to the loan proceeds under the Installment Credit Agreement approved for that Basket (for the avoidance of doubt, after giving effect to the principal reduction described in the immediately preceding clause (x)). The “Settlement Cutoff Date” means the date that is one hundred twenty (120) days (if Affirm receives one-time, prior Bank approval), or otherwise sixty (60) days, after the entire loan proceeds under the Installment Credit Agreement were approved for a Basket. The Parties will mutually agree upon communications to Approved Customers relating to a

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Partial Order Cancellation for a Delayed Item. Affirm may not otherwise reduce or set off against the Settled Loan Proceeds, except for (i) any Subsidy due to Affirm with respect to that Installment Credit Agreement as set forth in Schedule 2.3(A)(1) or Schedule 2.3(A)(2), as applicable, (ii) refunds arising from Full Order Cancellations, Partial Order Cancellations, Warranty Partial Order Cancellations or Amazon Concessions, in each case communicated to Affirm by Amazon as set forth in Section 6.11; or (iii) Processed Merchant Losses. Affirm will transmit Settled Loan Proceeds to one or more accounts of Amazon Services or its Affiliates specified by Amazon Services. Until or unless Affirm Loan Services, LLC obtains its own money transmission license(s) as applicable, Affirm Loan Services, LLC may collect an Approved Customer’s initial, one-time partial payment of the applicable purchase price (i.e., down payments) on behalf of a Processed Merchant through the Amazon Pay Widget in connection with a transaction made on a Participating Site under this Agreement (each a “Partial Payment”). Each payment by an Approved Customer to Affirm Loan Services, LLC will be considered the same as a payment made directly to the applicable Processed Merchant. Amazon Payments understands that Affirm Loan Services, LLC’s obligation to transmit a Partial Payment to Amazon Payments in accordance with Affirm’s terms and conditions with the applicable Processed Merchant is subject to and conditional upon successful receipt of the associated Partial Payment from Customer. For the avoidance of doubt, with respect to Program Credits originated by Bank, Bank will disburse the Settled Loan Proceeds to Amazon; and with respect to Program Credits originated by Affirm’s Affiliate, Affirm Loan Services, LLC, such Affirm Affiliate will disburse the Settled Loan Proceeds to Amazon. With respect to Program Credits relating to transactions processed through the Amazon Pay Widget on Processed Merchant Sites, Settled Loan Proceeds will be disbursed to Amazon Payments. With respect to Program Credits relating to transactions processed through Participating Sites that do not include Processed Merchant Sites, Settled Loan Proceeds will be disbursed to Amazon Services or the applicable Covered Affiliate.
(F)Remittance File. Affirm will make available to Amazon Services settlement information with respect to the aggregate amount of Settled Loan Proceeds owed to Amazon Services for each calendar day (the “Aggregate Daily Settlement Amount”) in the Remittance File to enable Amazon Services to reconcile the amount due to Amazon Services for Purchased Goods for that calendar day against the Settled Loan Proceeds Affirm has paid to Amazon Services for that calendar day. The settlement information will include both aggregate and individual transaction

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information (the “Settlement Information”) necessary to enable Amazon Services to reconcile the amount due to Amazon Services, debits to that amount attributable to Full Order Cancellations, Partial Order Cancellations, Warranty Partial Order Cancellations, Installment Credit Agreements cancellations and Amazon Concessions, each in accordance with Section 6.11, and such additional information described in the Technical Specifications or as the Parties agree is reasonably required for Amazon Services to identify and reconcile the Aggregate Daily Settlement Amount. The Remittance File will be created each Business Day detailing the remittance of Aggregate Daily Settlement Amounts for the Business Day and for any previous calendar days that had not been included in the last Remittance File (such period, the “Remittance File Period”), except in the event that the report is empty because there were no Settled Loan Proceeds for such Remittance File Period or in the event that the sum of Aggregate Daily Settlement Amounts for such Remittance File Period is zero or negative; it being understood that on the next following Business Day when the sum of Aggregate Daily Settlement Amounts for such Remittance File Period is positive, Affirm will make available the Settlement Information for each calendar day (by calendar day) that has occurred since, and that was not included in, any previous Remittance File that was made available to Amazon Services.
(G)Inability to Reconcile. If Amazon Services is unable to reconcile the Aggregate Daily Settlement Amount to its satisfaction, Amazon Services will notify Affirm within sixty (60) days following the date on which Amazon Services received the relevant Remittance File from Affirm. Affirm will have (i) ten (10) Business Days from receipt of Amazon Services’ notice to provide the information necessary for Amazon Services to complete the reconciliation in a subsequent Remittance File, and (ii) forty five (45) days from receipt of Amazon Services’ notice to develop a solution that will ensure Amazon Services’ ability to successfully reconcile Aggregate Daily Settlement Amounts in the future; provided, that if Affirm reasonably determines that any solution to be developed in accordance with the preceding clause (ii) requires custom engineering or product work that will take longer than forty five (45) days from receipt of Amazon Services’ notice to implement, then the Parties will mutually agree upon a reasonable amount of time to complete the solution. Notwithstanding the foregoing, the Parties agree that during any period (x) beginning on the date on which Affirm receives a notice from Amazon Services of its inability to reconcile the Aggregate Daily Settlement Amount and (y) ending on the date on which a solution to ensure Amazon Services’ ability to again successfully reconcile Aggregate Daily Settlement Amounts has been

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implemented, Affirm will continue to pay the Aggregate Daily Settlement Amounts requested by Amazon Services in accordance with Section 6.10(E).
(H)Missing, Corrupt or Incomplete Remittance File. If Amazon Services does not receive a Remittance File on a Business Day or receives a Remittance File that it determines is corrupt or incomplete, Amazon Services will notify Affirm within one (1) Business Day following the date that Amazon Services receives such Remittance File, and Affirm will have (i) two (2) Business Days from receipt of Amazon Services’ notice to Affirm to provide a replacement Remittance File for Amazon Services to complete the reconciliation and (ii) thirty (30) days to develop a solution that will ensure Amazon Services’ ability to successfully reconcile Aggregate Daily Settlement Amounts in the future.
6.11Cancellations and Returns. Amazon Services will notify Affirm of Full Order Cancellations, Partial Order Cancellations, Warranty Partial Order Cancellations and Amazon Concessions in accordance with the Technical Specifications. Amazon Services and its Affiliates will process claims by Approved Customers for timely delivery and condition of goods in connection with Purchased Goods sold and fulfilled by third party sellers operating on the Amazon Site in accordance with the Return Policies (e.g., the Amazon “A-to-Z Guarantee”), and Amazon Services and its Affiliates will not unfairly discriminate against users of Program Credit compared to Amazon Customers using other payment methods with respect to such claims. All disputes, inquiries, or complaints by an Approved Customer related to Processed Merchant products or business (each, a “Processed Merchant Customer Dispute”) will be first directed to the applicable Processed Merchant to resolve in accordance with such Processed Merchant’s applicable policies. With respect to Amazon’s A-to-Z Guarantee claims, Amazon may adjudicate the Processed Merchant Customer Dispute.
(A)Intentionally omitted.
(B)Full Order Cancellations. For cancellations or returns of all Purchased Goods in a Basket (a “Full Order Cancellation”), an Approved Customer must (i) exercise his or her right to cancel all Purchased Goods in a Basket prior to such items being shipped, (ii) return all Purchased Goods in such Basket to Amazon or the applicable Processed Merchant, as the case may be, in accordance with the Return Policies or such Processed Merchant’s return policies, or (iii) in the case of any purchase made on a Participating Site other than a Processed Merchant Site, if some but not all of the goods in such Basket have shipped, exercise his or her right to cancel the remaining Purchased Goods in such Basket and return all Purchased Goods in such Basket that have shipped to Amazon

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Services or its Affiliate in accordance with the Return Policies. Amazon Services will notify Affirm of Full Order Cancellations by the Approved Customer on the date of such cancellation or receipt of all such Purchased Goods, as the case may be (the “Full Order Cancellation Date”) in accordance with the Technical Specifications. Upon the receipt of notification from Amazon Services in accordance with the Technical Specifications, Affirm will, in conjunction with Bank, as applicable, (x) reduce the principal amount of the relevant Program Credit of the Approved Customer to zero, (y) reduce or set off the amount of any proceeds it paid to Amazon Services under the cancelled Program Credit (including, for the avoidance of doubt, any amounts originally paid by the Approved Customer to Affirm or Bank, as applicable, as a Partial Payment) in connection with a Full Order Cancellation from the next-occurring payment to Amazon Services of Aggregate Daily Settlement Proceeds and (z) if applicable, credit the amount of any Subsidy paid by Amazon in respect of the cancelled Program Credit to the next-occurring payment to Amazon Services of Aggregate Daily Settlement Proceeds. No interest will be payable by the Approved Customer under the Installment Credit Agreement with respect to any Purchased Goods under a Full Order Cancellation so long as the Full Order Cancellation Date occurs within the relevant period in the Return Policies, and any amounts paid by the Approved Customer will be promptly refunded.
(C)Partial Order Cancellations. For cancellations or returns of one or more (but not all) Purchased Goods in a Basket (a “Partial Order Cancellation”), an Approved Customer must exercise his or her right to either cancel one or more Purchased Goods in a Basket prior to such items being shipped or return such Purchased Goods to Amazon or the applicable Processed Merchant, as the case may be, in accordance with the Return Policies or such Processed Merchant’s return policies. Amazon Services will notify Affirm of Partial Order Cancellations by the Approved Customer on the date of such partial cancellation or receipt of such Purchased Goods, as the case may be (the “Partial Order Cancellation Date”) in accordance with the Technical Specifications. Upon the receipt of notification from Amazon Services in accordance with the Technical Specifications, Affirm will, in conjunction with Bank, as applicable, (w) apply the amount of proceeds corresponding to the Partial Order Cancellation as a Partial Early Repayment, (x) reduce the principal amount of the relevant Program Credit of the Approved Customer by such amount (and promptly refund the Approved Customer any excess amounts if such principal amount is reduced to zero), (y) reduce or set off the amount of proceeds from the next occurring payment to Amazon

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Services of Aggregate Daily Settlement Proceeds and (z) if applicable, credit the amount of any Subsidy paid by Amazon in respect of the reduced portion of Program Credit to the next-occurring payment to Amazon Services of Aggregate Daily Settlement Proceeds. No interest will be payable by the Approved Customer under the Installment Credit Agreement with respect to any Purchased Goods under a Partial Order Cancellation so long as the Partial Order Cancellation Date occurs within the eligible return period in the Return Policies, and any amounts paid by the Approved Customer will be promptly refunded.
(D)Warranty Partial Order Cancellations. For returns of one or more Purchased Goods in a Basket due to a warranty claim (a “Warranty Partial Order Cancellation”), an Approved Customer must exercise his or her right to return such Purchased Goods during the applicable warranty period as provided by the manufacturer. If Amazon Services or the applicable Processed Merchant, as the case may be, is unable to provide the same replacement item or a similar replacement item that is valued at an amount that is equal or greater than such Purchased Goods to replace such Purchased Goods, Amazon Services will notify Affirm of Warranty Partial Order Cancellations by the Approved Customer on the date of (1) receipt by Amazon Services of such returned Purchased Goods, in the case of any purchase made on a Participating Site other than a Processed Merchant Site, or (2) receipt by Amazon Payments of a notification from the applicable Processed Merchant that a refund should be processed, in the case of any purchase made on a Processed Merchant Site, in each case in accordance with the Technical Specifications. Upon the receipt of notification from Amazon Services in accordance with the Technical Specifications, Affirm will, in conjunction with Bank, as applicable, (w) apply the amount of proceeds corresponding to the Warranty Partial Order Cancellation as a Partial Early Repayment, (x) reduce the principal amount of the relevant Program Credit of the Approved Customer by such amount (and promptly refund the Approved Customer any excess amounts if such principal amount is reduced to zero), (y) reduce or set off such amount from the next occurring payment to Amazon of Aggregate Daily Settlement Proceeds and (z) if applicable, credit the amount of any Subsidy paid by Amazon in respect of the reduced portion of Program Credit to the next-occurring payment to Amazon Services of Aggregate Daily Settlement Proceeds.
(E)Partial Order Adjustment for Amazon Concessions. Amazon Services or its Affiliate may issue Amazon Concessions in connection with Purchased Goods to Approved Customers in their discretion. Upon the receipt of notification from Amazon Services

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in accordance with the Technical Specifications that Amazon has issued any Amazon Concession, Affirm will, in conjunction with Bank, as applicable, (w) apply the amount of proceeds corresponding to the Amazon Concession as a Partial Early Repayment, (x) reduce the principal amount of the relevant Program Credit of the Approved Customer by such amount (and promptly refund the Approved Customer any excess amounts if such principal amount is reduced to zero), (y) reduce or set off such amount from the next occurring payment to Amazon Services of Aggregate Daily Settlement Proceeds and (z) if applicable, credit the amount of any Subsidy paid by Amazon in respect of the reduced portion of Program Credit to the next-occurring payment to Amazon Services of Aggregate Daily Settlement Proceeds.
(F)In respect of each of the foregoing Sections 6.11(B)-6.11(E), within 45 days after the end of the Term, Amazon Services will pay Affirm a single payment in an amount equal to the aggregate amount of proceeds due to Affirm in connection with any Full Order Cancellation, Partial Order Cancellation, Warranty Partial Order Cancellation or Amazon Concession that had not been set off in accordance with Sections 6.11(B)-6.11(E), as applicable. Affirm will bear the full cost for Program Credit set-up, risk of loss and the cost of funds for any Full Order Cancellation, Partial Order Cancellation, Warranty Partial Order Cancellation and Amazon Concessions, as applicable.
6.12 Sale, Pledge, Assignment, Securitization of Program Credit. Subject to Applicable Law, Affirm and its Affiliates may sell, pledge, assign or securitize the Program Credits or any part thereof at any time during the Term of this Agreement; provided, that no such action will adversely affect or limit any of the rights of the Amazon Parties or obligations of Affirm under this Agreement. In the event that Affirm sells, pledges, assigns or securitizes any Program Credit as contemplated by this Section 6.12, no Trademark of any Amazon Party or their Affiliates will be used in any sale, pledge, assignment or securitization documents without Amazon Services’ Prior Approval; provided, that the foregoing sentence shall in no way prohibit Affirm from designating the Amazon Parties as the merchant for any applicable Program Credits in the normal course of documenting such sale, pledge, assignment or securitization.
6.13Excusable Delays and Force Majeure Events. Any delay under this Agreement will be excused to the extent approved in writing by the Parties. Any delay in the performance by a Party of its obligations (other than obligation of payment of amounts due, including any Aggregate Daily Settlement Amounts, unless banking systems are generally unavailable) under this Agreement will be excused when the delay in performance is due to any external, unforeseeable cause or event of any nature whatsoever beyond the reasonable control of such Party (a “Force Majeure Event”), including any act of God; any fire, flood or

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weather condition; any pandemic; any earthquake; any act of a public enemy, war, terrorism, insurrection, riot, explosion or strike; provided, that written notice of a Force Majeure Event must be given by such Party to the other Party within 30 days after the start of the Force Majeure Event. For the avoidance of doubt, any reasonably foreseeable change to Applicable Law that results in increased compliance burden for Affirm will not constitute a Force Majeure Event. No Force Majeure Event will negate Affirm’s obligation to meet Performance Standards if the failure could have been prevented through the use of a disaster recovery and business continuity plan or a Redundant Facility or other reasonable precautions for a Force Majeure Event.
6.14Disaster Recovery. Affirm agrees that it will conduct regular and periodic data back-ups of all systems and files. During the Term, Affirm will maintain a disaster recovery and business continuity plan that includes data back-ups and such facilities, computer equipment and software, power-back up, telecommunications, Personnel and other resources as are necessary to provide back-up and fail over functionality of Affirm’s data facilities and systems (including the Affirm Systems) (the “Redundant Facility”) to support all of Affirm’s obligations with respect to the Program in the event that such facilities experience a significant interruption or impairment of operation. Each Redundant Facility will be located in a facility physically and geographically separate from Affirm’s primary facility. Affirm will conduct an annual audit of its disaster recovery plan and its Redundant Facility [***]. As used in this Section 6.14, the term “fail over” means that, if any event (including a Force Majeure Event) impairs the operation of Affirm’s primary facility, the applicable functions will be transferred to the Redundant Facility without significant interruption, [***].
7.FINANCIAL TERMS.
7.1Amazon-Affirm Financial Arrangements.
(A)Financial arrangements and pricing as between the Amazon Parties and Affirm will be governed by the terms set forth on Schedule 2.3(A)(1) or, for Program Credits issued for purchases on Processed Merchant Sites, Schedule 2.3(A)(2) (in each case with respect to the Pricing Options). Amounts owed by Affirm to an Amazon Party hereunder will be payable to a single account designated by Amazon Services, and the applicable Amazon Party may allocate all or any portion of such amounts to itself or its Affiliates in its sole discretion.
(B)[***]
7.2[***]
7.3Financial Obligations. Affirm’s financial obligations will be set forth in Schedule 7.3.

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8.RESTRICTIONS ON INSTALLMENT PROGRAMS.
8.1Restrictions on Amazon Programs
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(A)Commencing on the Amended and Restated Effective Date and until January 31, 2023 (or July 31, 2023, solely in the event that there is a Dial-Up Issue that is first identified between November 24, 2021 and January 31, 2022 or that arose prior to November 24, 2021, but remains unresolved during such period [***]), Amazon will not make commercially available in the Territory on the Amazon Site a Short-Term Installments Product or a Long-Term Installments Product, in either case, under an agreement with any BNPL Provider listed on Schedule 8.1; provided, however, that Amazon may make commercially available in the Territory on the Amazon Site a Short-Term Installments Product or a Long-Term Installment Product with any Standalone Provider or other entity that acquires any BNPL Provider listed on Schedule 8.1 so long as such Standalone Provider or other entity (a) is not listed on Schedule 8.1, and (b) is providing such Short-Term Installments Product and/or Long-Term Installment Product under a separate trade name that is distinguishable from those listed on Schedule 8.1 (regardless of whether such products have since been rebranded).
[***]

9.DATA USAGE AND SECURITY.
9.1Program Information.
(A)Shared Information. Each of the Amazon Parties, on the one hand, and Affirm, on the other hand, will have a separate control and ownership interest in the copy of the Shared Information that it maintains and such copy will constitute the Confidential Information of such Party or Parties. Nothing in this Agreement will limit the Amazon Parties’ and Affirm’s separate control and ownership interest in any Shared Information. The confidentiality of Shared Information, Amazon Customer Information, and Additional Amazon Data will be maintained by the Parties in accordance with the terms of this Agreement and each Party’s use of the Shared Information, Amazon Customer Information, and Additional Amazon Data will be subject to the use and disclosure restrictions set forth in this Agreement. Without limiting the foregoing, notwithstanding the separate controlling interest in the

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Shared Information, no Party will disclose any Shared Information, except as expressly permitted by this Agreement; provided that if Section 10.3 applies, neither the Amazon Parties nor Affirm may disclose any information pursuant to Section 10.3(A)–(D) that is identified with or provides a means of identifying such information with the other Party or Parties, as the case may be, or their respective Affiliates. To the extent any Shared Information is comprised of Non-Public Personal Information, as defined by the Gramm-Leach-Bliley Act (“GLBA”), 15 U.S.C. § 6809(4), the Parties agree to use such Shared Information solely in accordance with Applicable Law.
(B)Confidentiality and Ownership. All Affirm Customer Information that is not Shared Information will be the proprietary and Confidential Information of Affirm. Nothing in this Agreement will limit any Amazon Party’s separate ownership of: (1) any information that it collects or processes on or through a Participating Site related to an Eligible Applicant or Approved Customer; (2) any information such Amazon Party may receive or develop from sources other than the Program that may overlap with the Application Data or Affirm Customer Information; or (3) names, addresses and other information which relates to persons who happen to be Eligible Applicants or Approved Customers where such data has been independently developed or acquired by such Amazon Party separate and apart from the Program (collectively, “Amazon Developed Information”). Amazon Customer Information and Amazon Developed Information will be the proprietary and Confidential Information of the Amazon Parties.
9.2Use and Disclosure.
(A)Affirm Use.
(1)During the Term and except as otherwise stated in this Agreement, Affirm and its Affiliates may only use [***]: (A) as necessary to provide services related to the Program as contemplated by this Agreement, (B) as necessary to carry out its obligations or exercise its rights under this Agreement, (C) as required by Applicable Law, (D) for analytical, modeling, research, or risk management (which, for the avoidance of doubt, includes ID verification and fraud prevention efforts) or audit purposes to the extent permitted by Applicable Law, and (E) in the case of Affirm Customer Information, to facilitate any Approved Customer’s ability to obtain subsequent credit or financing from or through Affirm, including in connection with any other Installment Credit Financing Program operated by Affirm. In the event any Amazon

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Customer Information is provided from time to time by any Amazon Party in its sole discretion to Affirm for any Specified Purpose designated by such Amazon Party, Affirm will not use such Amazon Customer Information for any other purpose and will, unless otherwise required by Applicable Law, delete the applicable Amazon Customer Information promptly after Affirm has used such Amazon Customer Information for such Specified Purposes, and in any event no later than the earliest of (i) the end of the Term, (ii) one year following receipt (or, for the Specified Purposes relating to customer service and Approved Customer claims, the end of the Financing Term for the relevant Program Credit) and (iii) the date that such Amazon Customer Information is required to be deleted under Applicable Law. Except as expressly permitted under this Agreement, Affirm and its Affiliates and their Personnel will not directly or indirectly use any [***].
(2)After the Term, Affirm will not sell, license, rent or disclose any [***], but may use [***] in compliance with its privacy policy and Applicable Law. Notwithstanding the foregoing, in the event there is any [***] retained by Affirm after the Term in accordance with this Agreement and pursuant to Applicable Law, Affirm may not use [***].
(3)Amazon may provide Additional Amazon Data to Affirm from time to time in Amazon’s sole discretion. In the event Amazon provides any such Additional Amazon Data, Affirm will be permitted to use such Additional Amazon Data solely for the prevention or detection of fraud in connection with the Program (the “Permitted Purpose”) and for no other purpose. For clarity and not in limitation of the foregoing, in no event will Affirm use, or permit any third party to use, any Additional Amazon Data for purposes of, or in connection with, making an eligibility decision or credit underwriting decision, or in any other manner that would cause such Additional Amazon Data to be deemed “eligibility information” (as such term is defined in the Fair Credit Reporting Act, as amended). Affirm agrees that (A) only those Personnel of Affirm who are required to access Additional Amazon Data in order to enable Affirm to use such data for the Permitted Purpose will have access to Additional Amazon Data, (B) [***], (C) Affirm will revoke an employee’s access to Additional Amazon Data upon a change in such employee’s role or termination of such employee’s employment by Affirm and (D) notwithstanding the foregoing, [***]. During the Term, Affirm will delete any Additional Amazon Data provided by Amazon promptly after Affirm has used such Additional Amazon Data for the Permitted Purpose, and in any event within twelve (12) months following receipt; provided, that notwithstanding the foregoing, Affirm may

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retain any Additional Amazon Data solely to the extent and for the period mandated by Applicable Law, and use such Additional Amazon Data only for the purposes of complying with such Applicable Law. All Additional Amazon Data will constitute Amazon’s Confidential Information. For the avoidance of doubt, the foregoing requirements shall not apply to Affirm Customer Information.
(B)Amazon Use and Disclosure.
(1)During the Term, the Amazon Parties and their Affiliates will only use or disclose the Shared Information and the Aggregate Data, and use the Affirm Customer Information, in each case, (A) in furtherance of the Program, including to promote or provide goods and services to potential applicants for Program Credit on the applicable Participating Site and (B) for analytical, modeling, research, risk management, forecasting or reporting purposes, and to take actions on the basis thereof to the extent permitted by Applicable Law.
(2)After the Term, and other than pursuant to Article 17 (Post-Termination), no Amazon Party will disclose to any third party any Affirm Customer Information. After the Term, the Amazon Parties and their Affiliates will be permitted to retain and use their copy of the Aggregate Data and Shared Information in accordance with Applicable Law, provided that no Amazon Party will disclose, sell or license any of such information to any third party.
(3)For the avoidance of doubt and notwithstanding anything herein to the contrary, nothing in this Agreement will (A) preclude the Amazon Parties and their Affiliates from capturing and retaining information whenever an Approved Customer accesses or uses a Participating Site, or (B) prevent the Amazon Parties and their Affiliates from using names, addresses and other information with respect to persons who happen to be Approved Customers that have been independently developed or acquired by any Amazon Party separate and apart from the Program, in either case both during and after the Term, (C) limit the Amazon Parties’ and their Affiliates’ separate ownership, usage, retention, and their rights to use, disclose or sell, any information (other than any information obtained from Affirm) that they collect or process on any Participating Site related to Approved Customers, including Amazon Customer Information and Amazon Developed Information, or (D) restrict the Amazon Parties’ use of information developed by combining any Shared Information with other data or information in their possession from time to time (including

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Amazon Customer Information), so long as the resulting combined information is not identifiable with Affirm or with the Program.
9.3Privacy Policy. The collection, retention and use of personally identifying information by Affirm associated with any applicant or Approved Customer will be governed by Affirm’s privacy policy and Applicable Law. Affirm represents and warrants that the data reporting and sharing requirements under this Agreement are permitted by Affirm’s privacy policy and, as of the Effective Date, Applicable Law. With respect to the use of personally identifying information by any Amazon Party and Affirm as contemplated in this Agreement, the Parties acknowledge that it is each Party’s responsibility to comply with Applicable Law. Unless required by Applicable Law, Approved Customers will not be offered the opportunity to opt-out of any data sharing by Affirm with the Amazon Parties contemplated under this Agreement.
9.4Data Security. Subject to Applicable Law, Affirm will comply with the Amazon Parties’ information security policy as updated from time to time, which current policy is set forth in Exhibit B. Subject to Applicable Law, each Party will comply with this Article 9 in connection with information provided by any Amazon Party to Affirm and held on Affirm’s servers or information provided by Affirm to any Amazon Party and held on such Amazon Party’s servers, in each case in connection with the performance of each Party’s obligations under this Agreement
9.5 Software Security Reviews and Audits.
(A)General. Not in limitation of the requirements set forth in Exhibit B, to the extent that any Amazon Party is implementing any APIs, code or other software from Affirm or its subcontractors in order to integrate a Participating Site with Affirm’s systems or otherwise in connection with Affirm’s provision of its services, such Amazon Party will have the right, upon reasonable advance notice to Affirm, and at such Amazon Party’s sole cost, to inspect and review such APIs, code or software, as applicable, to verify the security thereof (each such review, a “Software Security Review”). Each Software Security Review will be conducted, at the applicable Amazon Party’s option, by an independent organization reasonably acceptable to Affirm that specializes in application security or by such Amazon Party’s own security team, which in each case shall be subject to the confidentiality provisions of Article 10 (General Confidentiality Obligations). Each Software Security Review will cover all aspects of the relevant software, including third party components and libraries. The cost of each Software Security Review will be borne by the applicable Amazon Party, but will not include any cost associated with Affirm’s Personnel in responding to the audit or otherwise complying with this Section 9.5.

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(B)Scope of Review. At a minimum, a Software Security Review will cover common software vulnerabilities. The Software Security Review may include a combination of static analysis or dynamic web application vulnerability scanning and manual penetration testing. Such testing will be notified to Affirm in advance in writing and will not be performed against Affirm’s production systems. Affirm agrees to, and will use commercially reasonable efforts to cause each applicable subcontractor to, cooperate with and support each Software Security Review.
(C)Frequency of Review. Amazon Services will have the right to conduct an initial Software Security Review of Affirm beginning at any time after the Effective Date through and including the date that is ninety (90) days after the Program Launch Date. Thereafter, Software Security Reviews will be conducted no more than one time in any calendar year; provided, that a Software Security Review may be conducted, at Amazon Service’s discretion, prior to or reasonably promptly following the release or delivery by Affirm of any new or upgraded software to be deployed in connection with the Program.
(D)Security Questionnaires Regarding Additional Amazon Data. Upon written request by Amazon Services, which request will be no more frequently than once per twelve (12) month period during the Term, Affirm will promptly respond to a reasonable security questionnaire provided by Amazon with regard to Affirm’s information security program applicable to the systems that Affirm uses to process or store Additional Amazon Data; provided, that Affirm will not be required to include in its response to such security questionnaire any information that (i) Affirm is prohibited from sharing with Amazon under Applicable Law or (ii) is subject to contractual confidentiality obligations owed by Affirm to any third party and/or any legal privilege.
9.6Injunctive Relief. Each Party agrees that any breach of this Article 9 (Data Usage and Security) by a Party may cause immediate and irreparable harm to the other Party, for which money damages may not constitute an adequate remedy. In the event that this Article 9 (Data Usage and Security) is breached, each Party agrees that injunctive relief may be warranted in addition to any other remedies the non-breaching Party may have.
10.GENERAL CONFIDENTIALITY OBLIGATIONS.
10.1Confidentiality Obligation. Each Receiving Party will at all times maintain, and cause its Affiliates and their respective Personnel to maintain, the confidentiality of all Confidential Information belonging to the Disclosing Party. Except as expressly authorized by this Agreement, no Receiving Party will

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use, disclose or sell Confidential Information of the Disclosing Party. Each Receiving Party will take all reasonable measures to avoid disclosure, dissemination or unauthorized use of Confidential Information by it or any third party, including, at a minimum, those measures it takes to protect its own confidential information of a similar nature.
10.2Disclosure to Personnel. Each Receiving Party will restrict the possession, knowledge and use of Confidential Information of the Disclosing Party to its Personnel that have a need to know that Confidential Information in connection with performing that Party’s obligations under this Agreement. Each Receiving Party will ensure that its Affiliates and their respective Personnel comply with this Agreement and their respective non-disclosure agreements and confidentiality obligations.
10.3Exceptions to Confidentiality. The obligations set forth in Section 10.1 do not apply to a Receiving Party with respect to Confidential Information of the Disclosing Party if and to the extent the Receiving Party establishes that:
(A)the information disclosed to the Receiving Party was already known to the Receiving Party, without any obligation to keep it confidential;
(B)the Receiving Party received the information in good faith from a third party lawfully in possession of the information without any obligation to keep such information confidential;
(C)the information was publicly known at the time of its receipt by the Receiving Party or has become publicly known other than by a breach of this Agreement;
(D)the information was independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information; or
(E)the information is required to be disclosed by Applicable Law or by judicial or administrative process;
provided, that in the case of (A) through (E) above, such circumstances are demonstrated in writing if requested by the Disclosing Party and that, in the case of (E) above, the Receiving Party will use commercially reasonable efforts under the circumstances to notify the Disclosing Party of such requirements (unless prohibited from doing so by Applicable Law) so as to provide the Disclosing Party the opportunity to obtain protective orders or other relief as may be available.
10.4Notice of Breach. Each Receiving Party will notify the Disclosing Party immediately upon that Receiving Party’s discovery of any misappropriation,

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unauthorized use, disclosure or sale of Confidential Information of the Disclosing Party or any breach of this Article 10 (General Confidentiality Obligations) by the Receiving Party. Each Receiving Party will fully cooperate with the Disclosing Party to help the Disclosing Party regain possession of such Confidential Information and prevent its further misappropriation, unauthorized use, disclosure or sale.
10.5Return of Confidential Information and Other Data. Except to the extent required by Applicable Law to retain such Confidential Information or prohibited by Applicable Law, each Receiving Party will return or destroy all tangible materials embodying Confidential Information of the Disclosing Party (in any form and including all summaries, copies and excerpts of such Confidential Information) within 15 Business Days of the Disclosing Party’s written request. Each Receiving Party will provide written certification of its compliance with this Section 10.5 following the Disclosing Party’s written request, noting in such certification if it has retained any copies of the Disclosing Party’s Confidential Information because it is required to under Applicable Law.
10.6Ownership. All Confidential Information will remain the exclusive property of the Disclosing Party. The Disclosing Party’s disclosure of Confidential Information will not constitute an express or implied grant to the Receiving Party of any rights to or under the Disclosing Party’s Intellectual Property Rights.
10.7Injunctive Relief. Each Party agrees that any unauthorized use, disclosure or sale of Confidential Information may cause immediate and irreparable harm to the Disclosing Party for which money damages may not constitute an adequate remedy. In the event of unauthorized use, disclosure or sale of Confidential Information of the Disclosing Party by the Receiving Party, each Party agrees that injunctive relief may be sought in addition to any other remedies the Disclosing Party may have under Applicable Law.
10.8Independent Development. The Disclosing Party acknowledges that the Receiving Party may currently or in the future be developing information internally, or receiving information from another party, that is similar to the Disclosing Party’s Confidential Information. Accordingly, nothing in this Agreement will be construed as a representation or agreement that a Receiving Party will not develop or have developed for its products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information of the Disclosing Party; provided, that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development. Additionally, any Party is free to use the residuals resulting from access to or work with the other Party’s Confidential Information for any purpose; provided, however, the Receiving Party will not disclose the Confidential Information of the Disclosing Party except as permitted under the terms of this Agreement. The term “residuals” means information in intangible form, retained in the unaided memory

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of persons employed or retained by the Receiving Party who have had access to or worked with the Confidential Information of the Disclosing Party, including ideas, concepts, know-how or techniques contained in that Confidential Information; provided, however, that no such residuals may include any trade secrets of the Disclosing Party. No Receiving Party will have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals; provided, however, that this Section 10.8 will not be deemed to grant to a Receiving Party a license under any copyright or patent of the Disclosing Party.
10.9External Communications. The Parties will coordinate any and all public communications in respect of the Program through the Steering Committee or the Program Managers. Neither the Amazon Parties, on the one hand, nor Affirm, on the other hand, will issue any press release or make any other public announcement related to this Agreement or the Program without the prior written approval of the other Party or Parties, except as may be necessary to comply with Applicable Law. If any such disclosure is required by Applicable Law, the Party making the disclosure will, to the extent not prohibited by Applicable Law, consult with the other Party prior to making the disclosure, and the Parties will use commercially reasonable efforts to agree upon a text for such disclosure.
11.REPRESENTATIONS AND WARRANTIES; COVENANTS.
11.1By Affirm.
(A)Affirm represents and warrants to the Amazon Parties, on and as of the Amended and Restated Effective Date, that:
(1)Affirm is a financial services organization duly organized and existing under the laws of the Territory. Affirm is duly licensed or qualified to do business and is in good standing in all jurisdictions in which the nature of the activities conducted or proposed to be conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary to perform its obligations under this Agreement.
(2)Affirm has full power and authority to enter into and perform this Agreement. This Agreement has been approved by all necessary corporate (or similar) actions of Affirm. This Agreement constitutes a legally valid and binding obligation of Affirm, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, receivership or other similar laws affecting the enforcement of creditors’ rights or by equitable principles relating to enforceability.

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(3)There are no actions, suits or proceedings pending or threatened against Affirm or any Affiliate of Affirm that would materially and adversely affect the ability of Affirm to perform Affirm’s obligations under this Agreement.
(4)The execution and performance of this Agreement by Affirm does not violate Affirm’s charter or bylaws or equivalent governing instruments, or any material contract or other instrument to which Affirm is a party or by which Affirm is bound. Affirm’s performance of its obligations under this Agreement complies with Applicable Law.
(5)The person signing this Agreement on Affirm’s behalf is duly authorized to do so by Affirm and this Agreement has been duly executed and delivered by Affirm.
(B)Affirm covenants to the Amazon Parties, during the Term, that:
(1)Affirm (or one or more of its Affiliates) owns all right, title and interest in the Affirm Trademarks and has all necessary authority to permit use of the Affirm Trademarks as contemplated by this Agreement.
(2)Affirm has and will maintain all authorizations, licenses, approvals and consents from, and registrations and filings necessary for Affirm to exercise its rights and perform its obligations under this Agreement; provided, that if following the Effective Date, a Governmental Authority requires Affirm to obtain an additional lending, brokering, or servicing license, Affirm will not be deemed to have violated this covenant so long as Affirm obtains such additional license within a commercially reasonable time, it being understood and agreed that any failure by Affirm to obtain such license solely as a result of the Governmental Authority’s failure to respond to Affirm in a timely manner will not be deemed a breach of Affirm’s obligation hereunder.
(3)All Personnel of Affirm and its Affiliates that will be given access to Confidential Information of the Amazon Parties are subject to valid and binding confidentiality obligations or agreements broad enough to protect the Confidential Information of the Amazon Parties in accordance with the terms of this Agreement.
(4)Affirm is not prohibited from disclosing to the Amazon Parties any information that this Agreement requires to be disclosed to the Amazon Parties, or else Affirm has

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obtained any required consents in accordance with Applicable Law or taken other measures allowed by Applicable Law to permit disclosure of such information to the Amazon Parties. The data reporting and sharing requirements under this Agreement are permissible under Affirm’s privacy policy and Applicable Law.
(5)Affirm has adequate financial capability to operate the Program and Affirm is not Insolvent.
(6)Affirm and Bank (or any other financial institution directly involved in the performance of Affirm’s obligations under this Agreement) are not subject to sanctions or otherwise designated on any official list of prohibited or restricted parties or owned or controlled by such a party, including but not limited to the lists maintained by the United Nations Security Council, the US Government (e.g., the US Department of Treasury’s Specially Designated Nationals list and Foreign Sanctions Evaders list and the US Department of Commerce’s Entity List), the European Union or its member states, or other applicable Governmental Authority.
(7)Affirm acknowledges that Amazon’s Code of Business Conduct and Ethics posted at http://phx.corporate-ir.net/phoenix.zhtml?c=97664&p=irol-govConduct (the “Code”) prohibits the paying of bribes to anyone for any reason, whether in dealings with governments or the private sector. Affirm will not violate or knowingly permit anyone to violate the Code’s prohibition on bribery or any Relevant Requirements in performing under this Agreement.
(8)To the extent Affirm relies on any licensed financial institution (including Bank) to perform its obligations with respect to the origination and issuance of Program Credits as contemplated under this Agreement, Affirm will ensure that the allocation of roles and responsibilities as between it and such licensed financial institution in connection with the performance of such obligations are in compliance with Applicable Law, including by ensuring that such licensed financial institution maintains adequate control over the credit underwriting process if applicable.
(9)Affirm’s and Bank’s performance of their respective obligations under this Agreement complies with Applicable Law.

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11.2By the Amazon Parties.
(A)Amazon Services represents and warrants to Affirm, on and as of the Amended and Restated Effective Date, that:
(1)Amazon Services is a limited liability company duly organized and existing under the laws of the State of Delaware. Amazon Services is duly licensed or qualified to do business and is in good standing in all jurisdictions in which the nature of the activities conducted or proposed to be conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary to perform its obligations under this Agreement.
(2)Amazon Services has full power and authority to enter into and perform this Agreement. This Agreement has been approved by all necessary corporate (or similar) actions of Amazon Services. This Agreement constitutes a legally valid and binding obligation of Amazon Services, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, receivership or other similar laws affecting the enforcement of creditors’ rights or by equitable principles relating to enforceability.
(3)There are no actions, suits or proceedings pending or threatened against Amazon Services or any of its Affiliates that would materially and adversely affect the ability of Amazon Services to perform its obligations under this Agreement.
(4)The execution and performance of this Agreement by Amazon Services does not violate its charter or bylaws or equivalent governing instruments, or any material contract or other instrument to which such Party is a party or by which it is bound. Amazon Services’ performance of its obligations under this Agreement complies with Applicable Law.
(5)The persons signing this Agreement on behalf of Amazon Services are duly authorized to do so by Amazon Services, and this Agreement has been duly executed and delivered by Amazon Services.
(B)Amazon Payments represents and warrants to Affirm, on and as of the Amended and Restated Effective Date, that:

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(1)Amazon Payments is a corporation duly incorporated and existing under the laws of the State of Delaware. Amazon Payments is duly licensed or qualified to do business and is in good standing in all jurisdictions in which the nature of the activities conducted or proposed to be conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary to perform its obligations under this Agreement.
(2)Amazon Payments has full power and authority to enter into and perform this Agreement. This Agreement has been approved by all necessary corporate (or similar) actions of Amazon Payments. This Agreement constitutes a legally valid and binding obligation of Amazon Payments, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, receivership or other similar laws affecting the enforcement of creditors’ rights or by equitable principles relating to enforceability.
(3)There are no actions, suits or proceedings pending or threatened against Amazon Payments or any of its Affiliates that would materially and adversely affect the ability of Amazon Payments to perform its obligations under this Agreement.
(4)The execution and performance of this Agreement by Amazon Payments does not violate its charter or bylaws or equivalent governing instruments, or any material contract or other instrument to which such Party is a party or by which it is bound. Amazon Payments’ performance of its obligations under this Agreement complies with Applicable Law.
(5)The persons signing this Agreement on behalf of Amazon Payments are duly authorized to do so by Amazon Payments, and this Agreement has been duly executed and delivered by Amazon Payments.
(C)Each Amazon Party covenants to Affirm, beginning on the Effective Date (or such later date that such Amazon Party became a Party to this Agreement) during the Term, that:
(1)Such Amazon Party (or one or more of its Affiliates) owns all right, title and interest in the Amazon Trademarks and has all necessary authority to permit use of the Amazon Trademarks as contemplated by this Agreement.

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(2)Such Amazon Party has all authorizations, licenses, approvals and consents from, and registrations and filings necessary for such Amazon Party to exercise its rights and perform its obligations under this Agreement.
(3)All Personnel of such Amazon Party and its Affiliates that will be given access to Confidential Information of Affirm are subject to valid and binding confidentiality obligations or agreements broad enough to protect the Confidential Information of Affirm in accordance with the terms of this Agreement.
(4)Such Amazon Party’s performance of its respective obligations under this Agreement complies with Applicable Law.
(5)    Such Amazon Party is not prohibited from disclosing to Affirm any information that this Agreement requires to be disclosed to Affirm, or else such Amazon Party has obtained any required consents in accordance with Applicable Law or taken other measures allowed by Applicable Law to permit disclosure of such information to Affirm.  Any data reporting and sharing that Amazon provides to Affirm in connection with the Program are permissible under such Amazon Party’s privacy policy and Applicable Law.

12.TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS.
12.1Use of Affirm’s Trademarks. Affirm hereby grants to each Amazon Party (and to any of such Amazon Party’s Affiliates performing such Amazon Party’s obligations under this Agreement in accordance with Section 18.3) a non-exclusive, royalty-free, non-transferable limited license, without the right to sublicense (except to Affiliates in accordance with this Agreement), to use the Affirm Trademarks during the Term in accordance with the Affirm Trademark Guidelines (as set forth in Schedule 12.1), including placement of the Affirm Trademarks on Marketing Materials and on any other item reasonably necessary to the establishment, operation or advancement of the Program. Each Amazon Party hereby accepts such license subject to the terms and conditions provided in this Article 12 (Trademarks and Other Intellectual Property Rights).
12.2Use of Amazon’s Trademarks. Amazon Services hereby grants to Affirm (and to any of Affirm’s Affiliates performing Affirm’s obligations under this Agreement in accordance with Section 18.3) a non-exclusive, royalty-free, non-transferable limited license, without the right to sublicense (except to Affiliates in accordance with this Agreement), to use the Amazon Trademarks

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during the Term in accordance with the Amazon Trademark Guidelines (as set forth in Schedule 12.2), including placement of the Amazon Trademarks on the Program Application and, with Amazon Services’ Prior Approval, any other item necessary to the establishment, operation or advancement of the Program. Affirm hereby accepts such license subject to the terms and conditions provided in this Article 12 (Trademarks and Other Intellectual Property Rights).
12.3Additional Trademark Provisions. No Amazon Party nor Affirm will use (A) any Trademark of the other Party, as the case may be, or (B) any other Trademark in combination with the other Party’s name or Trademarks without the Prior Approval of the proprietor of such name or Trademark and the Prior Approval of such other Party. Except to the extent permitted by Applicable Law, in the absence of any express license or other grant of rights, no Amazon Party nor Affirm will use any Trademark or any other Intellectual Property Rights of the other Party in any manner (including reference to the other Party as a client, customer or supplier in any press release, advertisement or other promotional material) without the Prior Approval of the other Party.
12.4Other Intellectual Property Rights.
(A)Ownership.
(1)Pre-Existing Works. Each Party will retain and own all right, title and interest (including any Intellectual Property Rights throughout the world) in and to any and all Technology developed, owned or licensed by such Party before the Effective Date (the “Pre-Existing Works”).
(2)Independently Developed Works. Each Party will own all right, title, and interest (including any Intellectual Property Rights throughout the world) in and to any and all Technology that such Party, its designees, resources or Personnel (each, a “Developing Party”) independently creates, independently develops or independently acquires in the course of the performance of its obligations under this Agreement (or in preparation therefor), on and after the Effective Date, both as individual items and/or a combination of components (collectively, “Independently Developed Works”).
(3)Jointly Developed Works. Affirm will own all Intellectual Property Rights, to the extent not comprised of any Amazon Party’s Pre-Existing Works, that were jointly developed, created, or authored on, before or after the Effective Date by Personnel of the applicable Amazon Party with Personnel of Affirm in the course of the performance of each of such Amazon Party’s and Affirm’s

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obligations under this Agreement (or in preparation therefor) (collectively, “Jointly Developed Works”). Affirm will provide to Amazon Services a royalty free, fully paid up, irrevocable license to use any Jointly Developed Works during the Term. The Parties agree to cooperate in good faith to identify and document any jointly owned Intellectual Property Rights.
(4)Derivative Works. Each Party will own all right, title, and interest (including any Intellectual Property Rights throughout the world) in and to any and all Derivative Works or improvements made by a Developing Party based on such Party’s Pre-Existing Works or Independently Developed Works in the course of the performance of its obligations under this Agreement (or in preparation therefor). For the avoidance of doubt, any Intellectual Property Rights that are developed, created, or authored by Affirm and relate to Affirm backend systems or that are a modification, enhancement, or derivative work of the Affirm API, will be solely and exclusively owned by Affirm. For the further avoidance of doubt, the scope of this Section 12.4(A)(4) extends only to independently developed Derivative Works or improvements, and the Parties’ rights with respect to any jointly developed Derivative Works or improvements will be governed by Section 12.4(A)(3).
(5)If Affirm provides any suggested improvements to any Technology of any Amazon Party (the “Affirm Suggestions”) to any Amazon Party or its Affiliates, the applicable Amazon Party will own all right, title, and interest in and to the Affirm Suggestions, even if Affirm has designated the Affirm Suggestions as confidential. The Amazon Parties and their Affiliates will be entitled to use the Affirm Suggestions without restriction. Affirm hereby irrevocably assigns to the Amazon Parties all right, title, and interest in and to the Affirm Suggestions and agrees to provide the Amazon Parties any assistance they may require to document, perfect, and maintain its rights in the Affirm Suggestions. If Amazon provides any suggested improvements to any Technology of Affirm (the “Amazon Suggestions”) to Affirm, Affirm will own all right, title, and interest in and to the Amazon Suggestions, even if Amazon has designated the Amazon Suggestions as confidential. Affirm will be entitled to use the Amazon Suggestions without restriction. Amazon hereby irrevocably assigns to Affirm all right, title, and interest in

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and to the Amazon Suggestions and agrees to provide Affirm any assistance it may require to document, perfect, and maintain its rights in the Amazon Suggestions.
(6)Restrictions on Use. Neither Affirm nor an Amazon Party will: (a) offer for sale or lease, or sell, resell, or lease, or in any way transfer the other Party’s Pre-Existing Works, Independently Developed Works, or Derivative Works; (b) attempt to create a substitute or similar service through use of the other Party’s Pre-Existing Works, Independently Developed Works, or Derivative Works; or (c) access or use the other Party’s Pre-Existing Works, Independently Developed Works, or Derivative Works in a way intended to avoid amounts otherwise payable under this Agreement, misrepresent usage or performance data, misrepresent transaction amounts or item data, misrepresent user information, or knowingly permit Approved Customers and third parties to engage in actions that are prohibited under the Agreement. In addition, neither Party will, nor will a Party allow any third party to (i) modify, translate, reverse engineer, decompile, disassemble, otherwise attempt to derive source code from, or create derivative works based on, the other Party’s Pre-Existing Works, Independently Developed Works, or Derivative Works, (ii) make unauthorized copies of the other Party’s Pre-Existing Works, Independently Developed Works, or Derivative Works, (iii) modify or remove a Party’s proprietary notices, disclosures, disclaimers, or Trademarks from the other Party’s Pre-Existing Works, Independently Developed Works, or Derivative Works, or (iv) use the other Party’s Pre-Existing Works, Independently Developed Works, or Derivative Works in any manner or for any purpose other than for which the other Party’s Pre-Existing Works, Independently Developed Works, or Derivative Works have been provided or incorporated.
(7)Limitation on Intellectual Property Rights. Neither Party will use any of the other Party’s Independently Developed Work or Derivative Work based on the that other Party’s Pre-Existing Works or Independently Developed Works, during the Term or at any time after the Term to offer any services to any other clients.
(B)License. Each Amazon Party and Affirm grants to the other Party a non-exclusive, royalty-free, non-assignable (except to Affiliates performing that Party’s obligations under this Agreement in accordance with Section 17.2), non-sub-licensable (except to

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Affiliates performing that Party’s obligations under this Agreement in accordance with Section 17.2), worldwide right and license during the Term to use any Pre-Existing Works or Derivative Works owned or controlled by such granting Party solely as necessary to permit such Amazon Party or Affirm, as the case may be, to perform its obligations under this Agreement in connection with developing and supporting the Program, including the particular aspects of the web site functionality necessary for implementation of the Program.
13.REPORTS AND AUDITS.
13.1Reports.
(A)Program Reports. Prior to the Program Launch Date, Affirm and Amazon Services will agree on the content, format, frequency and manner of delivery of reports and other information that will be provided by Affirm to Amazon Services. Such reports and other information are generally described in Schedule 13.1 and will address, at a minimum, the following aspects of the Program: finance, accounting, marketing, operations and risk.
(B)[***]
13.2Audit.
(A)[***] Audits. [***]. Any such audit will be performed by an independent auditor selected by Amazon Services and approved by Affirm, such approval not to be unreasonably withheld. The Parties and the auditor will agree in advance on the procedures to be used in conducting the audit. The auditor who conducts the audit will certify the results of such audit to the Parties. Any such audit will be performed independent of Affirm’s standard corporate auditing process and during Affirm’s regular business hours and in its offices.
(B)Government Requests. In the event that any Amazon Party or Affirm receives a written request for information from any audit or investigation relating to this Agreement or the Program from a Governmental Authority (a “Government Request”), then, subject to Applicable Law, such Party will provide written notice thereof (with a copy of such Government Request) to the other Party within 30 days of receipt (unless the timeline set by the Governmental Authority to respond is shorter, subject to then promptly notifying the other Party on a shorter timeline) and may request reasonable assistance from the other Party. Such other Party will consider such request in good faith and may elect, in its sole discretion, whether to provide such assistance.

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(C)Confidentiality and Expense. Except as otherwise provided in this Agreement, all audited information and data that is not Confidential Information of Amazon or its Affiliates will be treated as Confidential Information of Affirm. Each audit in connection with this Article 13 (Reports and Audits) will be at Amazon’s expense unless such audit discloses a material Affirm error or breach, in which event the expenses and adjustments for such audit will be paid by Affirm; it being understood that Amazon is not responsible for paying the cost associated with employees of Affirm in cooperating with or responding to any audit. This Section 13.2 will survive for a period of one (1) year after the termination or expiration of this Agreement.
13.3Relevant Requirements Recordkeeping. Affirm will maintain true, accurate and complete books and records concerning any payments made to a government official or representative by Affirm in connection with this Agreement or the Program, including on behalf of the Amazon Parties. Such books and records will be subject to audit by Amazon Services pursuant to Section 13.2; provided that periodic assessments paid by Affirm to Governmental Authorities as a condition of maintaining its lending, brokering, and/or servicing licensees shall not be subject to audit by Amazon Services.
14.INDEMNIFICATION.
14.1Affirm of Amazon. From and after the Effective Date, Affirm will defend and indemnify the Amazon Parties, their Affiliates, and their respective directors, officers, employees, representatives and other Personnel from and against any loss, damage, judgment, settlement, expense, interest, and any other liability (including reasonable attorneys’ fees and costs to the extent permitted by Applicable Law) related to or arising out of any third-party claim, lawsuit, or proceeding in connection with the Program (each, a “Claim”) to the extent such Claim arises out of, is based on, or results from:
(A)Affirm’s or any of its Personnel’s gross negligence, willful misconduct or fraud;
(B)Affirm’s or any of its Personnel’s failure to comply with Applicable Law with respect to its responsibilities under the Program, subject to Section 14.2(B);;
(C)a breach by Affirm, its Affiliates, or their respective Personnel of any representation or warranty made by Affirm in this Agreement or any material misrepresentation in or omission from any document, certificate or information furnished or to be furnished by Affirm in connection with this Agreement;
(D)any alleged or actual infringement or misappropriation of the Intellectual Property Rights of any third party or other violation of

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Applicable Law by any Affirm Trademarks, the Affirm Systems or Technology provided by Affirm;
(E)any [***] of any applicant for Program Credit, Approved Customer or Amazon Customer;
(F)Affirm’s [***] with respect to any Marketing Materials for the Program, the Program Application, or the Participating Sites;
(G)Affirm’s material breach of any obligation set forth in this Agreement; or
(H)an Installment Credit Agreement.
14.2Amazon of Affirm. From and after the Effective Date, Amazon Services will defend and indemnify Affirm, its Affiliates, and their respective directors, officers, employees, representatives and other Personnel from and against any loss, damage, judgment, settlement, expense, interest, and any other liability (including reasonable attorneys’ fees and costs to the extent permitted by Applicable Law) related to or arising out of any Claim, to the extent such Claim arises out of, is based on, or results from:
(A)Any Amazon Party’s or any of its Personnel’s gross negligence, willful misconduct or fraud;
(B)Any Amazon Party’s or any of its Personnel’s failure to comply with Applicable Law with respect to its responsibilities under the Program, including where any Amazon Party fails to comply with applicable state loan brokering or servicing regulations;
(C)a breach by any Amazon Party, its Affiliates, or their respective Personnel of any representation or warranty made by such Amazon Party in this Agreement or any material misrepresentation in or omission from any document, certificate or information furnished or to be furnished by such Amazon Party under this Agreement;
(D)any alleged or actual infringement or misappropriation of the Intellectual Property Rights of any third party or other violation of Applicable Law by any Amazon Trademark, or Technology provided by an Amazon Party;
(E)any actual breach of security by any Amazon Party or its Affiliates or agents and the resulting disclosure of any personally identifiable Affirm Customer Information; or
(F)Any Amazon Party’s material breach of any obligation set forth in this Agreement.

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14.3Conditions of Claims. In the event of an indemnified Claim, the indemnified Party will: (A) provide to the indemnifying Party written notice of any such Claim promptly after the indemnified Party’s receipt of clear and express notice of such Claim; (B) grant to the indemnifying Party the exclusive right to make any decision to defend any such Claim, provided that the indemnifying Party will not settle or compromise such Claim, except with Prior Approval of the indemnified Party; (C) not settle or compromise such Claim, except with Prior Approval of the indemnifying Party; and (D) give, at the indemnifying Party’s expense, such assistance and information as the indemnifying Party may reasonably require to settle or oppose such Claims. Notwithstanding the foregoing, the indemnified Party may participate in and/or, upon written notice to the indemnifying Party, elect to control the defense or settlement of the Claim at its own expense and with its own choice of counsel. The indemnified Party’s failure to provide notice pursuant to clause (A) of this Section 14.3 will not limit or discharge the indemnifying Party’s obligations pursuant to this Article 14 (Indemnification), except to the extent that the indemnified Party’s failure to give such notice prevents the indemnifying Party from defending an indemnified Claim.
15.LIMITATION OF LIABILITY.
15.1In no event will (a) any Party be liable for any loss of data, loss of profits, cost of cover or other special, incidental, consequential, indirect, punitive, exemplary or reliance damages arising from or in relation to this Agreement, however caused and regardless of theory of liability and (b) any Party's liability for direct damages under this Agreement (except for amounts due to any Party under Section 6.10, Section 6.11, Article 7 (Financial Terms)) exceed the amount of five million dollars ($5,000,000) under this Agreement for the twelve-month period preceding the claim.
16.TERM AND TERMINATION.
16.1Term. The term of this Agreement will commence on the Effective Date and continue until January 31, 2025 (the “Initial Term”), unless otherwise terminated in accordance with this Agreement. Thereafter, this Agreement will be automatically renewed for successive one-year terms (each, an “Extension Term”) unless either of Amazon Services or Affirm will have delivered written notice to the other Party of its election to terminate this Agreement (a) in the case of the Initial Term, at least twelve (12) months prior to the end of the Initial Term, and (b) in the case of any Extension Term, at least ninety (90) days prior to the end of any such Extension Term. If either Party gives such notice of its election to terminate, this Agreement will remain in full force and effect until the end of the Initial Term or Extension Term, as applicable.
16.2Wind-up and Conversion. The Parties will cooperate for the orderly wind-up of the Program following termination or expiration of the Agreement. Subject to Section 17.1, Affirm will not issue Program Credit

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following termination or expiration of the Agreement but, at its sole expense, will continue to service all Program Credits that were originated prior to such time until the end of the term of the Installment Credit Agreements for such Program Credits. Other than as set forth in Schedule 5.3, Affirm will have no right to directly or indirectly target or solicit any Approved Customer or convert any Program Credit to any other Installment Credit Financing Program provided by Affirm, Bank, or any of their respective Affiliates, for its own benefit or for the benefit of any third party. Affirm and Amazon will coordinate with each other regarding any communications to Approved Customers regarding the termination of the Program.
16.3Amazon Termination Rights. Amazon Services may terminate this Agreement immediately upon written notice to Affirm (after first giving effect to the time and cure periods, if any, stated in the applicable clauses below) if any of the failures or circumstances set forth in this Section 16.3 occur on the part of, or with respect to, Affirm.
(A)Changes to Key Credit Terms. If Affirm changes or introduces new Key Credit Terms without obtaining Amazon Services’ approval or agreement, or fails to make required changes to Key Credit Terms or other program features in accordance with Section 2.3(C) and Section 4 of Schedule 2.3(A)(1).
(B)[***]
(C)Material Adverse Change. If there is a material adverse change to the financial condition of Affirm and its Affiliates, taken as a whole, that has a material impact on Affirm’s ability to perform under this Agreement.
(D)Non-Payment. If Affirm fails to make any payment to any Amazon Party due under this Agreement (i) in the case of settlement payments due pursuant to Section 6.10, immediately upon such non-payment and (ii) in the case of all other payments due under this Agreement, within five (5) Business Days after receipt of written notice of non-payment from the applicable Amazon Party, if such non-payment has not been cured within such five (5) Business Day period.
(E)Material Breach. In the event of Affirm’s material breach of this Agreement (which includes any breach by Affirm of a representation or warranty made by Affirm under this Agreement), provided that, unless such breach is a material breach of Applicable Law, a breach of this Agreement will not be considered material until Affirm (1) is given written notice of its breach by Amazon Services and (2) fails to cure that breach within 30 days of such written notice.

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(F)Insolvency. If Affirm or its direct or indirect holding company (1) files a voluntary or involuntary petition in bankruptcy, or files any pleading seeking any reorganization, liquidation, or dissolution under Applicable Law, or admits or fails to contest the material allegations of any such petition or pleading filed against it, in each case that is not dismissed within 60 days, (2) has an order for relief or a bankruptcy declaration entered against it in accordance with Applicable Law that is not stayed within 60 days, (3) is adjudicated insolvent under Applicable Law, (4) has a receiver or liquidator appointed with respect to a substantial part of its assets, (5) has the claims of its creditors abated under Applicable Law, (6) makes an assignment for the benefit of creditors or any similar disposition of assets, or (7) ceases to conduct its normal and customary business operations.
(G)[***]
(H)Change of Control. If there is a Change of Control with respect to Affirm.
(I)Breach of the Relevant Requirements. If Affirm breaches the Relevant Requirements.
(J)[***]
(K)Inability to Reconcile. If Affirm is unable to develop a solution that ensures Amazon Services’ ability to successfully reconcile the Aggregate Daily Settlement Amount as set forth in Section 6.10(G) or Section 6.10(H), as the case may be.
16.4Affirm Termination Rights. Affirm may terminate this Agreement immediately upon written notice to Amazon Services (after first giving effect to the time and cure periods, if any, stated in the applicable clauses below) if any of the failures or circumstances set forth in this Section 16.4 occur on the part of, or with respect to, the Amazon Parties specified below.
(A)Non-Payment. If any Amazon Party fails to make any payment to Affirm due under this Agreement, within 20 Business Days after receipt of written notice of non-payment from Affirm.
(B)Material Breach. In the event of any Amazon Party’s material breach of this Agreement (which includes any breach by such Amazon Party of a representation or warranty made by such Amazon Party under this Agreement), provided that, unless such breach is a material breach of Applicable Law, a breach of this Agreement will not be considered material until Amazon Services (1) is given written notice of the breach by Affirm and (2) the

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applicable Amazon Party fails to cure that breach within 30 days of such written notice.
(C)Insolvency. If Amazon Services or its direct or indirect holding company (1) files a voluntary or involuntary petition in bankruptcy, or files any pleading seeking any reorganization, liquidation, or dissolution under Applicable Law, or admits or fails to contest the material allegations of any such petition or pleading filed against it, in each case that is not dismissed within 60 days, (2) has an order for relief or a bankruptcy declaration entered against it in accordance with Applicable Law that is not stayed within 60 days, (3) is adjudicated insolvent under Applicable Law, (4) has a receiver or liquidator appointed with respect to a substantial part of its assets, (5) has the claims of its creditors abated under Applicable Law, (6) makes an assignment for the benefit of creditors or any similar disposition of assets, or (7) ceases to conduct its normal and customary business operations.
(D)Breach of the Relevant Requirements. If any Amazon Party breaches the Relevant Requirements.
16.5Adverse Change in Applicable Law.
(A)In addition to any other termination right set forth in this Article 16, if at any time after the Effective Date a change in Applicable Law or its application by any court or Governmental Authority prohibits or materially impairs a Party’s ability to operate the Program or perform any of its obligations in accordance with the terms of this Agreement (collectively, an “Adverse Change”), the Party whose performance obligations are impaired may terminate the Agreement as of the effective date of the Adverse Change or at any time thereafter within 180 days following the effective date of the Adverse Change; provided, however, that the impaired Party must first initiate the escalation process set forth in Section 6.1(D) by providing written notice to the other Party of the Adverse Change taking effect. The written notice of Adverse Change must also describe the Adverse Change. An Adverse Change includes a change that materially impairs a Party’s ability to perform its material obligations under this Agreement but does not include any events of change that have solely a financial impact on a Party. The Parties will meet according to the dispute escalation process set forth in Section 6.1(D) to address potential changes to the Program as a result of the Adverse Change. If the Parties are unable to agree to such changes using the dispute escalation process set forth in Section 6.1(D), then the impaired Party may terminate this Agreement by providing 30 days’ prior written notice of termination to the other Party. Notwithstanding the

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foregoing, if a Party’s performance is impaired by an Adverse Change, but the other Party proposes a reasonable solution or work-around to address or mitigate that Adverse Change that does not impose an undue burden on the impaired Party, then the impaired Party will promptly implement that solution or work-around and the impaired Party’s performance of its obligations under this Agreement will not be excused by that Adverse Change. Notwithstanding anything to the contrary in this Agreement, neither Affirm nor any Amazon Party will, and neither of them will be obligated to, take any action that it believes in good faith, based on reasonable investigation with qualified counsel, would violate, or is reasonably likely to cause it to violate, any Applicable Law or its privacy policies, it being understood that this sentence will not be interpreted to alter or limit either Party’s representations or warranties in Article 11 (Representations and Warranties; Covenants) made on the Effective Date or the Parties’ rights and obligations in Article 14 (Indemnification).
(B)Additionally, Amazon Services may suspend the operation of the Program immediately upon notice to Affirm if any Amazon Party becomes subject to an investigation or other official inquiry by a Governmental Authority in regards to its participation in, or operation of, the Program.
16.6Effect of Termination.
(A)Termination by Amazon or Affirm. Upon the expiration or termination of this Agreement by Amazon Services or Affirm, the following will apply: (1) all amounts payable by one Party to another Party under this Agreement will be immediately due and payable in full without demand or other notice of any kind, such demand or other notice being expressly waived by each Party; and (2) the licenses granted under this Agreement will terminate, subject only to the performance of any services contemplated by the transition periods described in Sections 16.2, 17.1 and 17.2.
(B)Loan Ownership. Subject to Section 16.2, if this Agreement expires or is terminated for any reason, Affirm will retain all right, title and interest in all Program Credits.
(C)Survival of Obligations, Rights and Remedies. The following Sections or Articles of this Agreement will survive its expiration or termination, in addition to any rights, obligations, or remedies that may have arisen or accrued prior to the termination or expiration of this Agreement (including any payment obligations): Article 4 (Customer Service); Section 5.3; Article 9 (Data Usage and Security); Article 10 (General Confidentiality Obligations);

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Section 12.4(A); Section E of Schedule 13.1, Section 13.2; Article 14 (Indemnification); Article 15 (Limitation of Liability); Article 16 (Term and Termination); Article 17 (Post-Termination) and Article 18 (Miscellaneous).
(D)Suspension in Lieu of Termination. In the event that either Party has the right to terminate the Agreement pursuant to this Article 16, such Party may suspend the Program in lieu of exercising such right of termination by delivering written notice to the other Party.
17.POST-TERMINATION.
17.1Settlement of Pending Transactions. For 180 days following termination or expiration of this Agreement, each Amazon Party and Affirm will continue to take any actions necessary to review and process Program Applications submitted prior to the termination or expiration of this Agreement, including those Program Applications in respect of which Affirm has sent an Instant Approval to the applicant.
17.2Customer Service. Following termination or expiration of the Agreement, for a period of time as is reasonably necessary to address Approved Customer disputes and correct errors including as may be specified under Applicable Law and in any event not less than 180 days, each Amazon Party and Affirm will cooperate to continue to address Approved Customer disputes, correct errors, provide credits and otherwise service Program Credit originated prior to the termination or expiration of the Agreement.
18.MISCELLANEOUS.
18.1Taxes. Each Party will be responsible, as required under applicable law, for identifying and paying all taxes and other governmental fees and charges (and any penalties, interest, and other additions thereto) that are imposed on that Party upon or with respect to the transactions and payments under this Agreement. For any payments made under this Agreement, the payee may charge and the payor will pay applicable national, state or local sales or use taxes or value added taxes that the payee is legally obligated to charge (“Taxes”), provided that such Taxes are stated on the original invoice that the payee provides to the payor and the payee’s invoices state such Taxes separately and meet the requirements for a valid tax invoice. Either of any Amazon Party and Affirm may provide the other Party with an exemption certificate or equivalent information acceptable to the relevant taxing authority, in which case, such other Party will not charge and or collect the Taxes covered by such certificate. Either Party may deduct or withhold any taxes that such Party may be legally obligated to deduct or withhold from any amounts payable to the other Party under this Agreement, and payment to the other Party as reduced by such deductions or withholdings will constitute full payment and settlement of amounts payable to the other Party under this Agreement. Throughout the term of this Agreement, each Party will provide

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the other Party with any forms, documents, or certifications as may be required for such other Party to satisfy any information reporting or withholding tax obligations with respect to any payments under this agreement. The Parties agree that Amazon will be responsible for any and all U.S. federal, state or local tax reporting obligations to Processed Merchants arising as a result of the Program, including but not limited to, Form 1099-K.
18.2Intentionally omitted.
18.3Assignment; Change of Control. Except as provided in this Section 18.3 or Section 6.6, no Party may assign its rights and/or obligations under this Agreement to any other person without the prior written consent of Affirm (in the case of any Amazon Party) or Amazon Services (in the case of Affirm). For the avoidance of doubt, nothing in this Agreement will prohibit or restrict Affirm’s ability to assign Installment Credit Agreements to a third-party buyer or Affirm’s ability to take assignment of an Installment Credit Agreement from a licensed financial institution.
(A)Any Amazon Party may assign this Agreement or any of its rights, interests or obligations under this Agreement to an Affiliate with the necessary resources to perform such Amazon Party’s obligations under the Agreement without having to obtain the prior written consent of Affirm; provided, that such Amazon Party remains liable for that Affiliate’s failure to perform any of the assigned obligations.
(B)A Party may assign this Agreement or any of its rights, interests or obligations under this Agreement to a third party upon consummation of a Change of Control transaction with respect to that Party or any ultimate direct or indirect parent corporation or holding company of that Party, in each case, without having to obtain the prior written consent of the other Party.
(C)The terms of this Agreement will be binding upon and inure to the benefit of the Parties’ respective successors and assigns permitted under this Section 18.3. Except as provided in this Section 18.3, any purported assignment of this Agreement or a Party’s rights, interests or obligations under this Agreement without the prior written consent of Affirm (in the case of any Amazon Party) or Amazon Services (in the case of Affirm) to the Agreement will be void.
18.4Notices. Unless otherwise specified in this Agreement, any notice required or permitted by this Agreement to be given to one Party by the other Party will be deemed served, given and received (A) when personally delivered to that Party or (B) if deposited in the mail (registered or certified mail, recorded delivery mail, postage prepaid and return receipt requested) or sent prepaid by

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commercial courier, either (1) when received or (2) upon expiration of five days from the date of mailing or sending, whichever is earlier, in each case in the case of this clause (B) if addressed to the recipient at the address shown below for the Party to whom such notice is given, or addressed to any other person or address of which the Party to receive such notice has notified the Party giving such notice in accordance with this Section 18.4:
If to an Amazon Party:

Amazon.com Services LLC
333 Boren Avenue N
Seattle, WA 98109
Attn:    US GIL – Program Manager

with a copy to:

Amazon.com, Inc.
2021 7th Avenue
Seattle, WA 98121
Attn:    Legal Department

If to Affirm:

650 California St., 12th Floor
San Francisco, CA 94108

with a copy to:

legalnotices@affirm.com

Notices from Affirm to Amazon Services in the event of any incident regarding Information Security Requirements under Exhibit C will be sent by email to security@amazon.com and amazon-issuance-partner-urgent@amazon.com.

In each case that the Agreement expressly provides that notice may be delivered via email but does not specify the recipient, such notice must be sent to the email addresses of the receiving Party’s Program Manager and Steering Committee members in order to be effective. Notices sent by email will be deemed delivered at the time and date they were sent, unless the intended recipient can demonstrate that the email was never received or received at a later time or date.

18.5Relationship of Parties; No Joint Venture. This Agreement will not create a joint venture, partnership, agency relationship or other formal business relationship or entity of any kind between the Amazon Parties, on the one hand, and Affirm, on the other hand, or an obligation to form any such

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relationship or entity. Each of the Amazon Parties, on the one hand, and Affirm, on the other hand, will act as an independent contractor and not as an agent of the other Party for any purpose, and neither the Amazon Parties, on the one hand, and Affirm, on the other hand, will have the authority to bind the other Party or Parties, as the case may be.
18.6No Third Party Beneficiaries. Except as provided in Article 14 (Indemnification) with respect to each Indemnified Party, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person other than the Amazon Parties and Affirm (and any of their respective successors and assigns permitted under this Agreement), any rights or remedies by reason of this Agreement.
18.7No Implied Waiver. No failure by a Party to insist upon strict performance of any term or obligation set forth in this Agreement, or to exercise any right or remedy under this Agreement, nor acceptance by a Party of full or partial performance during continuance of a breach, will constitute a waiver of any such term, obligation, right or remedy or a waiver of any such breach by the Party entitled to rely upon such term or performance of such obligation, to assert such right or remedy, or to act upon such breach. No waiver of a Party’s rights under the Agreement is effective unless evidenced by a writing signed by that Party.
18.8Remedies Cumulative. Except as otherwise expressly provided in this Agreement, the rights, obligations and remedies provided for each Party in this Agreement are cumulative and in addition to any and all of its other rights, obligations and remedies provided for in this Agreement or under Applicable Law, whether express, implied, in fact or in law.
18.9Severability. The Parties intend every provision of this Agreement to be severable. If any provision of this Agreement or the application of any provision to any person or to any circumstance is determined to be invalid or unenforceable, then such determination will not affect any other provision of this Agreement or the application of such provision to any other person or circumstance, all of which other provisions will remain in full force and effect. Any provision of this Agreement held to be invalid or unenforceable will be automatically terminated and performance by the Parties of that provision will be waived. To the extent permitted by Applicable Law, the provision held to be invalid or unenforceable will be replaced by a valid and enforceable provision that comes closest to the intention underlying the invalid or unenforceable provision.
18.10Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which may be deemed an original but all of which together constitute one and the same agreement. The Parties may execute and deliver signatures to this Agreement electronically, including by facsimile or portable document format (PDF) file.

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18.11Governing Law and Forum. This Agreement is governed by the laws of the State of Washington, without reference to its conflict of law rules. Each Party agrees to exclusive personal jurisdiction and venue in the federal and state courts in King County, Washington for any dispute arising out of this Agreement. With respect to any proceeding or action arising out of or in any way relating to this Agreement (whether in contract, tort, equity or otherwise), the Parties knowingly, intentionally and irrevocably waive their right to trial by jury.
18.12Entire Agreement; Amendments. Each Party has read this Agreement, understands it and agrees to be bound by its terms and conditions. This Agreement constitutes the entire agreement between the Parties relating to the Program and the other matters discussed in this Agreement, supersedes all prior oral or written agreements among the Parties with respect to the Program and such matters and now constitutes the complete and exclusive statement of the terms and conditions among the Parties with respect to the Program and such matters. This Agreement cannot be altered, amended, modified or supplemented except in a writing executed by a duly authorized representative of each Party.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement, which is effective as of the Effective Date.

AFFIRM, INC.

By:    /s/ Max Levchin
Name:    Max Levchin
Title:    Chief Executive Officer

AMAZON.COM SERVICES LLC

By:    /s/ David Williams
Name:    David Williams
Title:    VP Payment Products

AMAZON PAYMENTS, INC.

By:    /s/ Brandon Arata
Name:    Brandon Arata
Title:    Directors, RCS

SCHEDULE 1.1
DEFINITIONS
“Additional Amazon Data” means, collectively, [***].
“Additional Site” means the URL(s) maintained by or on behalf of (x) each a Covered Amazon Affiliate that has entered into the necessary agreements in accordance with Section 3 of Schedule 8.1, and (y) [***] if it has entered into the necessary agreements in accordance with Section 4 of Schedule 8.1.
“Adverse Change” has the meaning set forth in Section 16.5(A).
“Affiliate” means from and after the Effective Date, with respect to (A) any Amazon Party, any person or entity that directly or indirectly Controls, is Controlled by, or is under common Control with such Amazon Party, (B) Affirm, any person or entity that directly or indirectly Controls, is Controlled by, or is under common Control with Affirm.
“Affirm” has the meaning set forth in the introductory paragraph and, subject to Section 18.3, includes any successors or assigns.
“Affirm CDRP” has the meaning set forth in Section 4.3(B).
“Affirm Customer Information” means all Application Data and all other information required to fulfill the terms of this Agreement related to Eligible Applicants and Approved Customers collected and compiled by Affirm or on Affirm’s behalf or provided to Affirm by an Eligible Applicant or Approved Customer [***]. Affirm Customer Information does not include Additional Amazon Data, Amazon Customer Information or Amazon Developed Information, though Affirm Customer Information may be duplicative of Additional Amazon Data or Amazon Customer Information.
“Affirm Financial Covenants” has the meaning set forth in Section 2 of Schedule 7.3.
“Affirm Fraud Data” means, for each Amazon Customer applying for Program Credit, (i) such Amazon Customer’s [***], (ii) [***], and (iii) such other Amazon Customer Information as may be mutually agreed by the Parties, in each case, regarding such Amazon Customer or such Amazon Customer’s Amazon account.
“Affirm-Hosted Solution” means an Affirm-hosted checkout experience initiated through server-side calls to Affirm's direct checkout API.
“Affirm MDR” means the formula, unilaterally controlled and set by Affirm for each Processed Merchant, used to calculate the amount payable by a Processed Merchant to Amazon Payments in connection with the issuance of each Program Credit.

“Affirm MDR Threshold” means the applicable rate, expressed as a percentage, set forth in Table 2.1-A, Table 2.1-B, or Table 2.1-C, as applicable, in Schedule 2.3(A)(2).
“Affirm Program Application Hosting Services” has the meaning set forth in Schedule 3.1.
“Affirm Promotion” has the meaning set forth in Section (A) of Schedule 5.3.
“Affirm Site” means www.affirm.com and the mobile version thereof (app and browser), or any successor URL designated by Affirm in writing from time to time to Amazon that is owned and maintained by Affirm.

“Affirm Suggestions” has the meaning set forth in Section 12.4(A)(5).
“Affirm Systems” means the combination of computer hardware, software and telecommunications facilities operated by or on behalf of Affirm that perform Affirm’s obligations under the Program and this Agreement.
“Affirm Trademark Guidelines” means the guidelines set forth on Schedule 12.1.
“Affirm Trademarks” means the Trademarks of Affirm and its Affiliates listed on Schedule 12.1 that Affirm authorizes for use by Amazon in accordance with Section 12.1.
“Aggregate Daily Settlement Amount” has the meaning set forth in Section 6.10(F).
“Aggregate Data” means the aggregate, statistical or other non-personally identifiable information provided by Affirm to Amazon Services regarding Program Credit and Approved Customers under this Agreement.
“Agreement” has the meaning set forth in the introductory paragraph.
“Amazon” has the meaning set forth in the introductory paragraph and, subject to Section 18.3, includes any successors or assigns.
“Amazon Affiliate Site(s)” means any website or websites or portions of such website or websites, or any physical store, kiosk or site, in each case, owned, operated or controlled by a Covered Amazon Affiliate, as specified in the applicable Covered Affiliate Counterpart, where Customers may purchase items from such Covered Amazon Affiliate, Affiliates of such Covered Amazon Affiliate, or any unaffiliated third party merchants selling goods or services on such website or websites or physical location. Notwithstanding the foregoing, the initial inclusion of any physical store, location, kiosk, or site as an Amazon Affiliate Site will be subject to the Parties’ mutual agreement on certain policies and procedures regarding the manner in which the Amazon Parties and their Personnel may market and offer the Program to Amazon Customers at physical stores, locations, kiosks, or sites generally.
“Amazon Application Data” has the meaning set forth in Schedule 3.1.
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“Amazon Concession” means (i) any partial or full refund of order costs, such as the purchase price or the shipping cost or (ii) any other concessions, in each case provided to Approved Customers by an Amazon Party in connection with Purchased Goods in a Basket.
“Amazon Customer” means any customer associated with a Participating Site.
“Amazon Customer Dispute” has the meaning set forth in Section 4.3(A).
“Amazon Customer Information” means for each Amazon Customer applying for Program Credit, (i) any Additional Amazon Information pertaining to such Amazon Customer; (ii) [***], (iii) the product categories of the Purchased Goods and (iv) such other information collected or assembled by any Amazon Party regarding Amazon Customers on or through the Participating Site.
“Amazon Developed Information” has the meaning set forth in Section 9.1(B).
“Amazon Fraud Data” means, for each Amazon Customer applying for Program Credit [***].

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“Amazon Parties” means, collectively, Amazon Services, Amazon Payments, and all Covered Amazon Affiliates, and “Amazon Party” means any of Amazon Services, Amazon Payments, or a Covered Amazon Affiliate individually, as the context may require.
“Amazon Pay” means the online payment service operated by Amazon Payments or its Affiliate that enables Amazon Payments or such Affiliate to process payments for transactions of buyers on Processed Merchant Sites.
“Amazon Pay Widget” means any banner, table, popup, screen, button, widget, portlet or module located on a Processed Merchant Site, the content of which is controlled by Amazon Payments or its Affiliates.
“Amazon Payments” has the meaning set forth in the introductory paragraph and, subject to Section 18.3, includes any successors or assigns.
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“Amazon Scheduled Downtime” means periods during which the Program is unavailable to Amazon Customers so long as those periods (1) are notified to Affirm at least [***] in advance, unless such downtime is on an emergency basis, in which case Amazon will notify Affirm at least [***] in advance; (2) do not exceed [***], unless such downtime is on an emergency basis, in which case such periods will not exceed [***].
“Amazon Services” has the meaning set forth in the introductory paragraph and, subject to Section 18.3, includes any successors or assigns.
“Amazon Site” means the website www.amazon.com and the mobile version thereof (app and browser), or any successor URL designated by Amazon for customers in the Territory. Amazon Site does not include any other URL maintained by or on behalf of Amazon or its Affiliates. For the avoidance of doubt and without limiting the generality of the foregoing, Amazon Site does not include (A) any existing or future Affiliate websites principally serving geographic regions outside of the Territory (e.g., www.amazon.ca), (B) any existing or future affiliated websites principally serving the Territory but operating under a separate url (e.g., www.zappos.com), or (C) any existing or future websites owned by Amazon or its Affiliates and hosted on www.amazon.com but designated with a distinct third level domain name (e.g., www.aws.amazon.com); provided that (i) Amazon may not create or use a distinct third level domain name website for the purpose of offering a Short-Term Installments Product or a Long-Term Installments Product to consumers who have an account on Amazon.com to circumvent Section 8.1 of this Agreement and (ii) in the event Amazon launches and makes available to consumer customers in the Territory a new distinct third level domain name website for the sale of general merchandise goods, and the annual sales by such third level domain name website are in excess of [***] as defined and disclosed in Amazon’s public filings of the same period, such third level domain name website will be included in the definition of Amazon Site for the purposes of Section 8.1 of the Agreement.
“Amazon Suggestions” has the meaning set forth in Section 12.4(A)(5).
“Amazon Trademark Guidelines” means the guidelines set forth on Schedule 12.2.
“Amazon Trademarks” means the Trademarks of Amazon and its Affiliates listed on Schedule 12.2 that Amazon authorizes for use by Affirm in accordance with Section 12.2.

“Amazon Unplanned Outage” means any unplanned outages when the Program is unavailable, so long as Amazon Unplanned Outages occur no more frequently than [***] per calendar quarter, and do not exceed [***] in the aggregate in any calendar quarter.
“Amended and Restated Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.
“API” means application programming interface, a message format used by an application program to communicate with a program that provides services for it.
“Applicable Law” means (i) any law, code, ordinance, statute, treaty, rule, regulation, order, judgment, permit, writ, consent, approval, authorization, injunction, ruling, official directive, decree, decision or other determination or finding of, or agreement with, any arbitrator, court or other Governmental Authority, and (ii) any written guidance or requirements published or otherwise provided directly to a Party by any Governmental Authority, in each case that is applicable to, or binding upon, a Party or to which such Party is subject.
“Application Data” has the meaning set forth in Schedule 3.1.
“Application Process” has the meaning set forth in Section 3.1.
“Approved Customer” means an Eligible Applicant whose application for Program Credit is approved by Affirm and for whom a loan is established in accordance with the terms of this Agreement.
“APR” means annual percentage rate subject to any requirements under Applicable Law.
“Bank” means any third party financial institution permitted to offer Program Credit that has entered into an agreement with Affirm to provide Program Credit pursuant to the terms of the Program.
“Basket” means the group of Eligible Products selected for purchase by an Approved Customer.
“Basket Amount” means the total amount due to Amazon in a Basket and to be financed by Affirm pursuant to a Program Credit, including any shipping, handling, taxes or fees.
“BNPL Provider” means any third-party financial institution that provides a Short-Term Installments Product and/or a Long-Term Installments Product to customers in the Territory, excluding (A) any financial institution that is a Credit Card issuer providing installment financing offerings as a feature of a Credit Card, or (B) any Credit Card issuer, by itself or through its Affiliate, providing a Short-Term Installments Product and/or a Long-Term Installments Product as a standalone loan not associated with any Credit Cards (clause (B), each a “Standalone Provider”).
“Business Day” means Monday through Friday, excluding public and bank holidays in the Territory.
“Change of Control” means, with respect to a party, any (A) merger, share exchange or similar transaction in which the holders of a majority of the voting power of the outstanding equity securities of such party or its ultimate direct or indirect parent corporation or holding company immediately prior to such transaction hold less than a majority of the voting power of the equity securities of the surviving or successor corporation immediately following the closing of such transaction, or (B) sale of all or substantially all of the assets of such party or its ultimate direct or indirect parent corporation or holding company; provided, that in each case, a Change of Control will be deemed not to have occurred if the ultimate parent corporation or holding company as of the Effective Date (“Ultimate Parent”) of such party continues to hold directly or indirectly, a majority of the outstanding equity securities of such party or if the Ultimate Parent continues to own directly or indirectly, all or substantially all of the assets of such party.

“Claim” has the meaning set forth in Section 14.1.
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“Confidential Information” means all nonpublic information disclosed by any Amazon Party, its Affiliates, or their respective Personnel (on the one hand), or Affirm, its Affiliates or their respective Personnel (on the other hand) (collectively, the “Disclosing Party”) to the other Party, its Affiliates or any Personnel of any of them (collectively, the “Receiving Party”) in connection with this Agreement or the Program that is designated as confidential or that, given the nature of the information or the circumstances surrounding its disclosure, reasonably should be considered confidential. “Confidential Information” includes (A) nonpublic information relating to the Disclosing Party’s technology, products, services, processes, data, customers, business plans and methods, promotional and marketing activities, finances and other business affairs, (B) third-party information that the Disclosing Party is obligated to keep confidential, and (C) the nature, content and existence of any discussions or negotiations among the Parties.
“Contract Quarter” means each consecutive three month period during the Term, it being understood that the first “Contract Quarter” under this Agreement will include any stub period from and including the Program Launch Date through and including the end of the calendar month in which the Program Launch Date occurred, in addition to the next three consecutive whole months following the Program Launch Date.
“Contract Year” means each consecutive twelve months period during the Term as measured from 1st day of the month in which the Program Launch Date occurred, it being understood that the final “Contract Year” under this Agreement may be a portion of a twelve month period if the Term does not end at the end of a full twelve month period.
“Control” means the possession, directly or indirectly, of the power to vote 50% or more of the securities or other ownership interests that have ordinary voting power for the election of directors or other persons performing similar functions of any entity, or to direct or cause the direction of the management and policies of such entity, whether through ownership of voting ownership interests or securities or by contract or otherwise.
“Covered Affiliate Counterpart” means a document in the form of Schedule 1.3 to this Agreement executed by a Covered Amazon Affiliate, pursuant to which such Covered Amazon Affiliate becomes a party to this Agreement.
“Covered Amazon Affiliate” means each Affiliate of Amazon Services that becomes a party to this Agreement, as set forth on its respective Covered Affiliate Counterpart, pursuant to Section 1.3. For the avoidance of doubt, Amazon Services and Amazon Payments are not Covered Amazon Affiliates.
“Credit Card” means a card or other device, including a unique digitally generated card number, expiration date and security code as a proxy for a physical card, that (A) is issued by a bank, financial institution or other authorized entity and (B) enables a cardholder or account holder to purchase goods or services through a revolving line of credit.
“Credit Underwriting Policy” means the rules, scorecard or other criteria as applicable to an originator of the Program Credit used by Affirm or Bank when making a decision whether to accept a Program Application.
“Customer Service Standards” has the meaning set forth in Section 4.1.
“Delayed Item” has the meaning set forth in Section 6.10(E).
“Derivative Work” means any modification, enhancement, extension, translation, adaptation, annotation, compilation, collective work, or derivative work based on another work.

“Detail Page” means the url or a webpage on a desktop or mobile, or a corresponding browser interface on a mobile application, which displays the details of any product on the Amazon Site and any Additional Site.
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“Developing Party” has the meaning set forth in Section 12.4(A)(2).
“Dial-Up Issues” means, at any time between the Amended and Restated Effective Date and January 31, 2022, any systematic, infrastructure, operational, technical or code related issues [***]. If on January 15, 2022, there remain unresolved Dial-Up Issues, the Parties will each use their commercially reasonable efforts to resolve such issues and amend the January 31, 2022 date set forth in the prior sentence.
“Disclosing Party” has the meaning set forth in the definition of “Confidential Information.”
“Dispute” has the meaning set forth in Section 6.1(D).
“Effective Date” means [***].
“Eligible Applicant” means an Amazon Customer with a Verified Address in the Territory over 18 years of age who completes and submits an application for Program Credit and meets Affirm’s or Bank’s underwriting criteria pursuant to the applicable Credit Underwriting Policy.
“Eligible Products” means any goods sold by Amazon Services, a Covered Amazon Affiliate, a third party seller operating on or through the Amazon Site, or a Processed Merchant, in each case on or through a Participating Site, that the Amazon Parties in their sole discretion permit an Approved Customer to finance using Program Credit. The Amazon Parties will use commercially reasonable efforts to exclude from the definition of “Eligible Products” any products that are listed in Affirm’s Prohibited Businesses Policy attached hereto as Exhibit C. With respect to Processed Merchants, Affirm acknowledges that Amazon Payments may not be able to monitor for third-party gift card purchases, provided that the Parties agree to collaborate in good faith to address any money laundering and fraud concerns.
“Existing Customer Application” has the meaning set forth in Schedule 3.1.
“Extension Term” has the meaning set forth in Section 16.1.
“Final Decision” has the meaning set forth in Schedule 3.1.
“Finance Manager” has the meaning set forth in Section 6.1(A).
“Financing Terms” means as of the Program Launch Date, [***] terms which may be offered to Eligible Applicants in connection with any Program Credit, or any other term that may be proposed by Amazon pursuant to Schedule 2.3(A)(1), Schedule 2.3(A)(2) (for Program Credits issued for purchases on Processed Merchant Sites), or otherwise agreed upon between the Parties after the Effective Date.
“First Dispute Notice” has the meaning set forth in Section 4.3(B).
“Force Majeure Event” has the meaning set forth in Section 6.13.
“Full Order Cancellation” has the meaning set forth in Section 6.11(B).
“Full Order Cancellation Date” has the meaning set forth in Section 6.11(B).

“Governmental Authority” means any state regulator, state banking department, state credit department, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the Federal Trade Commission and any other domestic governmental agency, in each case to the extent having jurisdiction over the Program Credits, Affirm, or any Amazon Party.
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“Independently Developed Works” has the meaning set forth in Section 12.4(A)(2).
“Initial Term” has the meaning set forth in Section 16.1.
“Insolvent” means the failure of a person or entity to pay its debts in the ordinary course of business, the inability of a person or entity to pay its debts as they come due, the condition whereby the sum of a person’s or an entity’s debts is greater than the sum of its assets, or the appointment of an administrator or receiver in respect of such person or entity.
“Installment Credit Agreement” has the meaning set forth in Section 2.6.
“Installment Credit Financing Program” means any program or service by which Affirm, either directly, through its Affiliate(s), or in partnership with a licensed financial institution, offers unsecured closed-end installment loans to consumers for the purpose of enabling such consumers to finance purchases of goods and services, and the terms of such installment loans require the borrower to pay off the balance of each loan in full over time by making periodic installment payments; it being understood that any program or service that provides general purpose credit to individuals is not an “Installment Credit Financing Program” for purposes of this Agreement.
“Installments Product” means a closed-end installment loan for customers to finance the purchase of Eligible Products at 0% or 10-30% APR with various loan terms originated by Bank. The Parties acknowledge that the Installments Product offered in Iowa may be originated by Bank or Affirm’s Affiliate.
“Instant Approval” has the meaning set forth in Schedule 3.1.
“Instant Decision” has the meaning set forth in Schedule 3.1.
“Instant Decline” has the meaning set forth in Schedule 3.1.
“Instant Pend” has the meaning set forth in Schedule 3.1.
“Intellectual Property Rights” means all intellectual property, industrial and other proprietary rights, protected or protectable, under the laws of the Territory, or any other country, or any political subdivision of the Territory, or any other country, including Trademarks, copyrights (including without limitation the rights of reproduction, distribution, communication to the public, renting and lending), trade secrets, Confidential Information, domain names or registrations, patents, patent applications, and rights in any inventions, discoveries, devices, processes, designs, techniques, database rights, ideas and know-how, whether or not reduced to practice, as well as applications and the right to apply for any of the foregoing.
“Key Credit Terms” means key terms, pricing and fees set forth in Section 1 of Schedule 2.3(A)(1) or, for Program Credits issued for purchases on Processed Merchant Sites, Schedule 2.3(A)(2).
“Long-Term Installments Product” means an unsecured closed-end installment loan that is not a Short-Term Installments Product, marketed and offered to consumers for the purpose of financing a specific purchase.

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“Marketing Materials” means text, images, photographs, artwork, graphics, sound, music, video, and multimedia recordings and programs and other media and materials (whether analog or digital) provided by a Party for use in the design, marketing and promotion of the Program.
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“Merchant GMS” means, with respect to any Processed Merchant, Amazon’s estimate of the value of payments, net of refunds and price adjustments, successfully completed through any of such Processed Merchant’s payment processing services.
“Minimum Basket Amount” means the minimum Basket Amount for a Basket to be eligible for financing under the Program, as agreed by Amazon and Affirm from time to time.
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“Non-Card Installments Product” means an unsecured closed-end installment loan provided by a third-party financial institution marketed and offered to consumers for the purpose of financing a specific purchase, repaid by the customer in installments, excluding any installment financing offers available to cardholders as a feature of a Credit Card.
“Operations Manager” has the meaning set forth in Section 6.1(A).
“Other Finance Products” means any charge program, debit program, open or closed loop credit card program, stored value or prepaid program, loyalty program or reward program currency, gift card or gift certificate program, or any other payment instrument, method or device, excluding any Installment Credit Financing Programs.
“Partial Early Repayment” means an amount deemed to have been paid by an Approved Customer for application as a partial early repayment of the Program Credit issued to such Approved Customer.
“Partial Order Cancellation” has the meaning set forth in Section 6.11(C).
“Partial Order Cancellation Date” has the meaning set forth in Section 6.11(C).
“Partial Payment” has the meaning set forth in Section 6.10(E). Solely with respect to purchases at an Amazon Site that are made with the Splitpay Product, an Approved Customer will not be able to make a Partial Payment for Program Credit until the Parties agree upon and implement a solution in compliance with Applicable Law to enable the offering of such Partial Payments.

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“Participating Site” means (i) the Amazon Site, (ii) each Amazon Affiliate Site, (iii) each Processed Merchant Site, and (iv) each other website or application where Amazon Customers may purchase Eligible Products and through which Affirm and Amazon agree to provide Program Credit in accordance with the terms of this Agreement.
“Party” has the meaning set forth in the introductory paragraph and, subject to Section 18.3, includes any successors or assigns.

“Payment Method Selection Interface” means a customer interface on the Amazon Site that allows the applicable customer to select the payment method that will be charged for a purchase made on the Amazon Site (excluding “1-Click” or “Buy Now” purchase processes).
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“Performance Standards” means, collectively, the Technical Support Standards set forth on Schedule 2.1, the Customer Service Standards, and Technical Service Standards.
“Performance Standards Report” has the meaning set forth in Schedule 4.1.
“Personnel” means, with respect to a Party, such Party’s and its Affiliates’ directors, officers, employees, permitted contractors and subcontractors, representatives and agents.
“Phase 2 Opportunities” means the opportunities for developing the scope of the Program as set forth in Schedule 5.4.
“Pre-Existing Works” has the meaning set forth in Section 12.4(A)(1).
“Pricing Options” means, with respect to each Program Credit of an applicable Financing Term, (i) the Subsidy payable by Amazon to Affirm, and (ii) the applicable APR charged to the Approved Customer by Affirm, in each case as set forth in Section 2 of Schedule 2.3(A)(1) or Schedule 2.3(A)(2), as applicable, that Amazon may choose from, in Amazon’s sole discretion, to market the Program.
“Prior Approval” means the prior written approval of a Party, which approval will not be unreasonably conditioned, withheld or delayed. Written requests and responses requiring “Prior Approval” may be made by a person authorized to do so in accordance with this Agreement, provided that any Party relying on an approval will retain records of the approval.
“Processed Merchant” means any person or entity that has entered into an agreement with Amazon Payments or any of its Affiliates, pursuant to which Amazon Pay will be presented to buyers as a payment option on such person’s or entity’s websites or mobile applications.
“Processed Merchant Customer Dispute” has the meaning set forth in Section 6.11.
“Processed Merchant Losses” has the meaning set forth in Section 6.8(E).
“Processed Merchant Site” means any website, portions of any website, or mobile or browser applications that are owned, operated, managed or maintained by a Processed Merchant.
“Program” means the program that is operated in accordance with the terms of this Agreement under which Affirm issues Program Credit to Eligible Applicants and administers such Program Credit, and Affirm and the Amazon Parties market and promote the use of such program.
“Program Application” has the meaning set forth in Schedule 3.1.
“Program Credit” means each credit installment loan advanced to an Approved Customer that is provided by Affirm, in conjunction with Bank, as applicable, pursuant to an Installment Credit Financing Program offered in the Territory in accordance with the terms of this Agreement for the purpose of financing the purchase of Baskets.

“Program Credit Materials” has the meaning set forth in Section 2.4.
“Program Launch Date” means August 16, 2021.
“Program Launch Date for Amazon Pay” means the date on which applications for Program Credit are first made available to Amazon Customers using Amazon Pay on a Processed Merchant Site.
“Program Manager” has the meaning set forth in Section 6.1(A).
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“Purchased Goods” has the meaning set forth in Section 6.10(D).
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“Receiving Party” has the meaning set forth in the definition of “Confidential Information.”
“Redundant Facility” has the meaning set forth in Section 6.14.
“Relevant Requirements” means the Applicable Laws relating to anti-bribery and anti-corruption, including the U.S. Foreign Corrupt Practices Act of 1977.
“Remittance File” means the remittance file described in Amazon’s Global Installment Lending Settlement Process Document set forth in Schedule 6.10, as updated by Amazon from time to time.
“Remittance File Period” has the meaning set forth in Section 6.10(F).
“Required Application Fields” means an applicant’s phone number, name, email address, date of birth, and last four digits of social security number.
“Result Data” means (i) a unique identifier created by Affirm identifying each transaction, (ii) a unique identifier created by Affirm identifying each Program Credit, and (iii) Affirm’s credit decision with respect to each Program Application, which will be either “Approved”, “Declined” or “Pending”.
“Return Policies” means Amazon’s published return policies (including policies relating to the return of defective goods) available at www.amazon.com as of the Effective Date. The Return Policies generally provide for goods to be returned within 30 days following shipping for a full refund, but provide for longer periods of time in certain instances (e.g., winter holidays) or for certain products (e.g., Baby), and also provide that Amazon may in its sole discretion, reasonably extend such period in individual cases. Amazon may revise the return policies in its sole discretion from time to time, including by extending the eligible return window applicable to a specific category of goods or during certain times of year.
“Rev Share” means (i) the product of the applicable Rev Share Rate and the applicable Program Credit plus (ii) if positive, the [***] the applicable Affirm MDR and the applicable Affirm MDR Threshold and applicable Program Credit on a Processed Merchant Site.
“Rev Share Rate” means the applicable rate, expressed as a percentage, set forth in Table 2.1-A, Table 2.1-B, or Table 2.1-C, as applicable, in Schedule 2.3(A)(2).

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“Scheduled Launch Date” means [***] only with respect to the launch of an Affirm-Hosted Solution on the Amazon Site and each Amazon Affiliate Site, as applicable, as such date may be amended in accordance with Section 2.2(A).
“Senior Sponsor” has the meaning set forth in Section 6.1(A).
“Settled Loan Proceeds” has the meaning set forth in Section 6.10(E).
“Settlement Cutoff Date” has the meaning set forth in Section 6.10(E).
“Settlement Information” has the meaning set forth in Section 6.10(F).
“Shared Information” means [***] with respect to each application made by an Eligible Applicant for, or use of, Program Credit, including information contained in any report set forth in Schedule 13.1.
“Short-Term Installments Product” means an unsecured closed-end installment loan marketed and offered to consumers for the purpose of financing a specific purchase, repaid in installments during a term of less than three (3) months at the time of initial loan issuance or origination.
“Software Security Review” has the meaning set forth in Section 9.8(A).
“Specified Purpose” means, with respect to Amazon Customer Information provided by any Amazon Party to Affirm, one or more of the following purposes as specified by such Amazon Party to Affirm, in each case in connection with the Program: (i) preventing or detecting fraud, (ii) handling customer service contacts by Approved Customers and/or (iii) identifying and authenticating claims by Approved Customers to the extent required by Applicable Law, provided that (ii) and (iii) will only apply to product categories of Purchased Goods.
“Splitpay Product” means a closed-end installment loan for Customers to finance the purchase of Eligible Products at 0% APR, which will be repaid by Customer either (A) in four or fewer biweekly installments over an eight-week loan term, or (b) in three or fewer monthly installments over a three-month loan term originated by Affirm’s Affiliate, Affirm Loan Services, LLC.
“Standalone Provider” has the meaning set forth in the definition of BNPL Provider.
“Standard Exclusivity Clause” has the meaning set forth in Section 3.3 of Schedule 2.3(A)(2).
“Steering Committee” means the joint working committee of the Parties having the responsibilities set forth in this Agreement, including in Article 6 (Administration of Program).
“Stop Shipment Notice Period” has the meaning set forth in Section 6.8(E).
“Subcontractor” has the meaning set forth in Section 6.6.
“Subsidy” means the amount payable by Amazon to Affirm as a cost or subsidy in connection with the issuance of each Program Credit that is offered with 0% APR to the applicable Approved Customer, which will be the sum of (1) the product of (w) the principal amount of any such Program Credit multiplied by (x) the applicable percentage provided in the selected Subsidy Option column under the Pricing Options for such Program Credit; plus (2) (as applicable) any amount that is not expressed as a percentage indicated in that same Subsidy Option column, in each case as provided in Section 2 of Schedule 2.3(A)(1) and Section 2 of Schedule 2.3(A)(2), as applicable; plus (3) any [***], as applicable.

“Technical Service Standards” means the technical service standards for Affirm’s performance under this Agreement set forth in Section 2 of Schedule 4.1.
“Technical Specifications” means the written technical specification documents agreed upon by the Parties that describe and establish testing procedures and other technical requirements in greater detail than this Agreement to facilitate the operation of the Program on an ongoing basis. For the avoidance of doubt, Affirm and Amazon Services may mutually agree to amend the Technical Specifications throughout the Term.
“Technical Support Standards” means the technical support standards specified in Schedule 2.1 in accordance with which Affirm will provide technical support to Amazon.
“Technology” means and includes all specifications, logic, formats, forms, computer code, and software programs (in source code or object code form), tools and utilities, graphics, user interfaces, devices, techniques, algorithms, methods, processes, procedures, templates, interfaces, packaging, formulae, information, drawings, designs, improvements, discoveries, inventions and works (whether or not patentable or copyrightable and whether or not reduced to practice or published), themes, know-how, concepts, technical data, databases and any other technology as well as any related documentation and instructions.
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“Term” means the period from and including the Effective Date to the expiration or termination of this Agreement pursuant to Article 16 (Term and Termination).
“Territory” means, subject to the exclusions that follow, as of the Scheduled Launch Date, the fifty (50) states of the United States of America, the District of Columbia and certain United States territories and possessions, and no other jurisdiction. Solely with respect to the Splitpay Product, as of the Program Launch Date, the Territory will not include New Mexico; provided, that Affirm will notify Amazon if Affirm is able to offer the Splitpay Product in New Mexico.
“Trademark” means any trade name, trademark, service mark, logo, design, emblem, trade dress or other indicia of origin of an entity and any variation of the trade name, trademark, service mark, logo, design, emblem, trade dress or other indicia of origin of an entity that the owner or licensor of the trade name, trademark, service mark, logo, design, emblem, trade dress or other indicia of origin of an entity may approve in writing and any translation of any of the foregoing.
“Unauthorized Use Notice” has the meaning set forth in Section 5.1(C).
“URL” or “Uniform Resource Locator” means the address of a specific web site or file.
“Verified Address” means the physical address at which Affirm has identified the applicant to be a resident by means of an established electronic background check and search process.
“Warrant Agreement” means each Warrant to Purchase Class A Common Stock, dated as of November 10, 2021, issued by Affirm Holdings, Inc. to Amazon.com Services LLC.
“Warranty Partial Order Cancellation” has the meaning set forth in Section 6.11(D).

SCHEDULE 7.3

FINANCIAL OBLIGATIONS
1. Letter of Credit. By no later than the Program Launch Date, Affirm will provide Amazon Services with credit support for the Program in the form of an irrevocable standby letter of credit in an amount equal to [***] ($[***]), which will remain in effect for a period of 1 year. On the first anniversary of the Program Launch Date, and on each anniversary of the Program Launch Date thereafter through the end of the Term, Affirm will provide Amazon Services with an irrevocable standby letter of credit in an amount equal to [***]. The Parties will evaluate the need to provide an additional or replacement letter of credit and Affirm will do so upon the mutual agreement of the Parties. The letter of credit must be electronically issued to Amazon Services’ advising bank and must be maintained in accordance with this Schedule 7.3. [***].
2. Financial Covenants. At all times during the Term, Affirm will be required to maintain (1) [***] of at least [***], (2) [***] of at least [***], and (3) [***] not to exceed [***] (collectively, the “Affirm Financial Covenants”). [***]. Affirm will provide evidence of compliance with the Affirm Financial Covenants, in form and substance reasonably satisfactory to Amazon Services, [***] during the Term. [***].